Exhibit 10.10

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

CONVERSION AGREEMENT

Dated August 3, 2010

PRIVATE & CONFIDENTIAL

CONVERSION AGREEMENT

CARGO AIRCRAFT MANAGEMENT, INC.

and

M&B CONVERSIONS LIMITED

and

ISRAEL AEROSPACE INDUSTRIES LTD.,

BEDEK AVIATION GROUP, AIRCRAFT DIVISION

M&B Conversions Limited Contract reference [●]

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

TABLE OF CONTENTS

CLAUSE 1.	DEFINITIONS AND INTERPRETATION

CLAUSE 2.	EFFECTIVE DATE

CLAUSE 3.	SCOPE OF STC SERVICES

CLAUSE 4.	SERVICES AND EXTRA WORK

CLAUSE 5.	DELIVERIES

CLAUSE 6.	CHANGES TO THE SERVICES

CLAUSE 7.	FUNCTIONAL CHECK FLIGHTS, ACCEPTANCE AND REDELIVERY

CLAUSE 8.	WEIGHT CHANGE

CLAUSE 9.	INFORMATION AND DOCUMENTATION TO BE PROVIDED BY SUPPLIER

CLAUSE 10.	SUPPLEMENTARY TYPE CERTIFICATION OF AIRCRAFT CONVERSION

CLAUSE 11.	PRICES AND TERMS OF PAYMENT

CLAUSE 12.	TIME AND EXCUSABLE DELAY

CLAUSE 13.	WARRANTIES

CLAUSE 14.	AFTER SALES SUPPORT SERVICES

CLAUSE 15.	LIABILITIES AND INDEMNITIES

CLAUSE 16.	INSURANCE OBLIGATIONS

CLAUSE 17.	DISPUTE RESOLUTION

CLAUSE 18.	CONFIDENTIAL INFORMATION

CLAUSE 19.	TERMINATION

CLAUSE 20.	MISCELLANEOUS

CAM Conversion Agreement

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CLAUSE 21.	GOVERNING LAW

SCHEDULE 1	AIRCRAFT DESCRIPTION AND PROGRAM SCHEDULE	65

SCHEDULE 2	SPECIFICATION	1

SCHEDULE 3	CUSTOMER FURNISHED DOCUMENTATION AND EQUIPMENT	1

SCHEDULE 4	SUPPLIER FURNISHED DOCUMENTATION AND EQUIPMENT	5

SCHEDULE 5	FORM OF CERTIFICATE OF DELIVERY	6

SCHEDULE 6	FORM OF CERTIFICATE OF REDELIVERY	9

SCHEDULE 7	PRICES AND PAYMENT TERMS	11

SCHEDULE 8	WARRANTY	14

SCHEDULE 9	VARIATION PARTICULARS FORM	22

SCHEDULE 10	EXTRA WORK FORM	26

SCHEDULE 11	AIRCRAFT STATUS REPORT

CAM Conversion Agreement

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CONVERSION AGREEMENT

THIS AGREEMENT is made on August 3, 2010

BETWEEN:

(1)	CARGO AIRCRAFT MANAGEMENT, INC., a company organized under the laws of the State of Florida, United States (“Customer”);

(2)	M&B CONVERSIONS LIMITED, a private company limited by shares registered in Ireland whose company registration number is 438873 and whose registered office is at unit 6, The Forum, 29/31 Glasthule Road, Glasthule Co. Dublin, Ireland (“M&B”); and

(3)	ISRAEL AEROSPACE INDUSTRIES LTD., BEDEK AVIATION GROUP, AIRCRAFT DIVISION, a company registered in the State of Israel with company registration number 52-002719-4 whose registered office is at Ben Gurion International Airport, 70100 Israel, as M&B’s prime sub-contractor (“Supplier”).

WHEREAS, M&B has contracted with Supplier for the development of, and Supplier has developed for M&B, certain FAA and EASA approved supplementary type certificates for the conversion of Boeing 767-300 passenger Aircraft to Special Freighter Configuration in conformance with the Specification; and

WHEREAS, Customer owns the Aircraft described in Schedule 1 (the “Firm Aircraft”) which it desires to have converted to Special Freighter Configuration and may in the future own up to seven more Aircraft (the “Option Aircraft”) which it may desire to have converted to Special Freighter Configuration pursuant to the provisions of this Agreement; and

WHEREAS, M&B is willing and able to provide conversion of such Aircraft under the terms and conditions contained in this Agreement; and

WHEREAS, Supplier is the holder of FAA and EASA repair station licences; and

WHEREAS, M&B desires to procure on behalf of Customer, and Supplier desires to perform as prime sub-contractor to M&B, conversion services, weight upgrades and after sales support services, all in relation to the Contract Aircraft under the terms and conditions contained in this Agreement.

CAM Conversion Agreement

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NOW THEREFORE, Customer, M&B, and Supplier (individually, a “Party”, and together, the “Parties”) agree as follows:

SECTION 1 DEFINITIONS AND INTERPRETATION

1.1	Capitalised terms used in this Agreement, and not specifically defined as so used, shall have the meanings given to them in this Clause 1.1:

“After Sales Support Services” shall have the meaning provided in Clause 14;

“Agreement” shall mean the recitals and Clauses of this agreement together with the Schedules annexes and appendices to it and any documents referred to in or attached to it;

“Aircraft” shall mean any Boeing 767-300ER wing series 5 aircraft;

“Aircraft Condition Cause” shall have the meaning provided at Clause 6.3(b)(ii);

“Aircraft Operator” shall mean the operator of a Contract Aircraft;

“Aircraft Parking Charge” shall mean Supplier’s or the operator of a Designated Site’s, as applicable, charge per day or part thereof for the parking of a Contract Aircraft at the Supplier Site, or another Designated Site, as applicable;

“Aircraft Status Report” shall have the meaning provided at Clause 4.7;

“Airworthiness Directive” or “AD” shall mean an airworthiness directive issued by the FAA or such equivalent requirement of the agreed Civil Aviation Authorities;

“AOG Desk” shall have the meaning provided at Clause 14.4(b);

“BASA” shall mean the agreement between the Government of the United States of America and the Government of Israel for the Promotion of Aviation Safety, dated December 19, 2000, also known as the Bilateral Aviation Safety Agreement, or “BASA executive agreement”, as amended from time to time;

“BASA IPA” shall mean the FAA / CAAI implementation procedures authorised by Article III of the BASA, as amended from time to time;

“Bay Day Rate” shall mean Supplier’s or the operator of a Designated Site’s, as applicable, charge per day or part thereof for the occupation of an Aircraft of a bay within its hangar at Supplier Site, or at another Designated Site, as applicable;

“Business Day” shall mean, in respect of determinations at the Supplier Site, Sunday to Thursday, 8:00 am to 5:00 pm (local time at Supplier’s premises) in any week and in respect of all other determinations, Monday to Friday, 8:00 am to 5:00 pm in any week in each case with the exception of national statutory holidays as observed by the Parties;

CAM Conversion Agreement

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“CAAI” shall mean the Civil Aviation Authority of Israel or any agency succeeding to the power and authority thereof;

“Cargo Loading System” or “CLS” shall mean the Cargo Loading System certified by Supplier’s subcontractor for Conversion Aircraft, as described in the Specification;

“Civil Aviation Authorities” shall mean the FAA, CAAI, and/or EASA including any agency succeeding to the power and authority thereof, as agreed between Supplier, Customer and M&B;

“Confidential Information” shall mean all information of a commercially or operationally sensitive nature, including this Agreement, the certification data, specifications, drawings, data, software, circuit diagrams, tapes, discs and other computer-readable media, documents, policies, procedures, techniques, trade secrets and know-how in any medium or format (including, without limitation, verbal) which are disclosed by one Party to another for use in or in connection with the Conversion or this Agreement;

“Contract Aircraft” shall mean one or all (as the context requires) of the Aircraft, which are the subject of this Agreement and that upon identification by Customer in accordance with Clause 5.1, shall be detailed respectively in Schedule 1, paragraph 1.1 and paragraph 2, or any replacement Aircraft substituted in accordance with this Agreement;

“Conversion” shall mean the conversion of a Contract Aircraft from passenger to Special Freighter Configuration. For the avoidance of doubt “Conversion” shall not include Extra Work;

“Conversion Payment” shall mean a Conversion Payment detailed at Schedule 7;

“Conversion Price” shall mean the price as set out in Schedule 7 for the Conversion Services;

“Conversion Services” shall mean the services detailed at Clause 4.2 undertaken in order to perform the Conversion;

“Conversion Slot” shall mean a Conversion Slot described in Clause 5.10 and detailed in the Program Schedule at Schedule 1, paragraphs 1 and 2 by reference to a either a particular line number and slot number or a particular Scheduled Delivery Date;

“CSDD” shall mean the latest edition from time to time of the Common Support Data Dictionary published by the Air Transport Association;

“Customer Furnished Documentation” consists of the documents listed in Schedule 3;

CAM Conversion Agreement

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“Customer Furnished Equipment” consists of the equipment listed in Schedule 3;

“CFI” or “Customer Furnished Items” shall consist of Customer Furnished Equipment and Customer Furnished Documentation;

“Customer Representative” shall mean the on-site representative and point of contact provided and nominated by Customer in accordance with Clause 20.1;

“Customer Variation” shall have the meaning provided at Clause 6.2(b);

“Customer Variation Price” shall have the meaning provided at Clause 6.4(d)

“Delivery” shall have the meaning provided at Clause 5.6;

“Delivery Condition” shall have the meaning provided at Clause 5.4;

“Delivery Inspection” shall have the meaning provided at Clause 5.5(b);

“Designated Site” shall mean the Supplier Site and, subject to Customer’s consent, which shall not be unreasonably withheld, any other third party site which has all of the appropriate licences for operating as, and otherwise qualifies under Supplier’s qualification guidelines to serve as, a conversion facility and which Supplier agrees to support and oversee;

“Dollars” or “$” shall mean the currency of the United States of America;

“EASA” shall mean the European Aviation Safety Agency or any agency succeeding to the power and authority thereof;

“EASA Implementing Rules” (“IRs”), “Alternate Means of Compliance” (“AMOCs”) and “Certification Specifications” (“CSs”) shall mean the rules, regulations and policies promulgated by the EASA, in the case of IRs, through Conversion Regulations, and, in the case of AMOCs and CSs, by Agency decision;

“Effective Date” shall have the meaning set out in Clause 2.1;

“Encumbrances” shall mean any security interest, mortgage, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever;

“Encumbrancer” shall mean the party which has the benefit of an Encumbrance;

“Excusable Delay” shall have the meaning provided at Clause 12 (Excusable Delay);

CAM Conversion Agreement

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“Existing Customer(s)” shall mean [*].

“Extra Work” shall have the meaning provided at Clause 4.4;

“Extra Work Form” shall mean a document, in substantially the form of Schedule 10, and executed on behalf of both Supplier and Customer, used in accordance with Clause 6 to authorise and record any Extra Work, change to the Scheduled Redelivery Date, changes in pricing and payment provisions or addition or deletion of Services originally requested to be performed on a Contract Aircraft;

“FAA” shall mean the United States of America Federal Aviation Administration, or any agency succeeding to the power and authority thereof;

“Free Parking Period” shall have the meaning provided at Clause 5.2(d) of this Agreement;

“Functional Check Flight” shall have the meaning provided at Clause 7.1(a)(i);

“Governing Authority” shall mean any national, supra-national (including the European Union) state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public or statutory instrumentality, administrative agency, authority, body or other similar entity and includes the Civil Aviation Authorities;

“Herein”, “hereof”, “hereunder” and like terms shall refer to this Agreement, as it may be amended or supplemented from time to time;

“IP Indemnity” shall have the meaning provided at Clause 15.7;

“LIBOR” shall mean the rate per annum quoted in the “Money Rates” column of the Wall Street Journal on the day on which such rate is to be determined for the purposes of this Agreement for deposits in US Dollars for a period of one (1) month; provided that, if, on the relevant date no such quotation is shown in the Wall Street Journal, LIBOR shall be deemed to be the rate at which the principal London office of Bank of Tokyo-Mitsubishi, offers prime banks in the London market for US Dollar deposits for a period of three (3) months;

“M&B Representative” shall mean the person provided and nominated by M&B in accordance with Clause 20.1;

“Manhour” shall mean the exclusive allocation of one direct employee to any specific task for an elapsed time of one hour or pro-rata part thereof measured in tenths of an hour;

CAM Conversion Agreement

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“Materials” shall mean individually or collectively, any of the following used to perform Conversion Services:

(a) “Consumables” – generally, bulk type materials such as lubricants, cements, compounds, paints (not including the paint kit for the exterior painting in relation to the strip and paint of the Aircraft, if any), chemicals, dyes, splices, tape and patches called for in maintenance and repair procedures for a Contract Aircraft, equipment and component end items;

(b) “Expendable” – a part for which no authorised repair procedure exists or for which the cost of repair would be uneconomical, including all fasteners;

(c) “Kit” – a defined package of parts required for modification, airworthiness directives and service bulletins, including drawings and all fasteners needed to install a Kit on an Aircraft;

(d) “Repairable” – a part which is continually reworked to a fully serviceable condition using authorised repair procedures in the appropriate component repair manual until such rework becomes uneconomical; and

(e) “Rotable” – a serially numbered part having a life expectancy through repetitive overhaul and under normal operating conditions, approximating to the life of the flight equipment to which it is related;

“MSN” shall mean Manufacturer’s Serial Number;

“Needed Part” shall have the meaning provided in Schedule 3 paragraph 3.2(b)(i);

“OEM” shall mean Original Equipment Manufacturer;

“Option Aircraft” shall have the meaning provided in the second Whereas clause;

“Parts Manufacturer Approval” or “PMA” shall mean the necessary approvals from the CAAI under the terms of BASA IPA or to the extent the terms of the BASA IPA do not permit the CAAI to issue an approval acceptable to the FAA, direct from the FAA, for Supplier to manufacture parts for the Conversion;

“Pre-Acceptance Flight” shall have the meaning provided in Clause 7.1(b);

“Price Adjustment Formula” shall mean the formula as set out in Schedule 7, paragraph 4;

“Program Schedule” shall mean the program for the Conversions detailed in Schedule 1;

“Redelivery” shall have the meaning provided in Clause 7.2;

CAM Conversion Agreement

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“Redelivery Condition” shall mean with respect to a Contract Aircraft, having all Services and Extra Work completed and duly performed in accordance with the terms of this Agreement and being free and clear of any Encumbrances created by or through Supplier or M&B;

“Scheduled Delivery Date” shall mean the scheduled date for input of a Contract Aircraft into the Conversion program as set out in Schedule 1 for the Firm Aircraft and as defined in Section 5.1 for the Option Aircraft;

“Scheduled Redelivery Date” shall mean the scheduled date for Redelivery of a Contract Aircraft as set out in Schedule 1, as it may be extended by the terms of this Agreement;

“Service Bulletin” or “SB” shall mean technical information regarding advisory changes/repairs to be done on an airplane, issued and identified as a service bulletin from time to time by the OEM, M&B or Supplier;

“Services” shall mean the Conversion Services;

“SFE” shall mean Supplier Furnished Equipment which is listed as Supplier Furnished Equipment and the Parties agreed to be provided by Supplier at the prices in accordance with Schedule 4;

“Special Freighter Configuration” or “SF” shall mean the configuration of an Aircraft as a Boeing 767-300 special freighter aircraft in conformance with the Specification;

“Specification” shall have the meaning provided at Schedule 2;

“STC” shall mean the supplementary type certificates as defined in Clause 3.1

“STC Services” shall have the meaning provided in Clause 3;

“Supplier Representative” shall mean the person provided and nominated by Supplier in accordance with Clauses 20.1;

“Supplier Site” shall mean Supplier’s premises located in Israel;

“Supplier Variation(s)” shall have the meaning provided at Clause 6.2(a);

“Term” shall mean that period from the date of this Agreement until the date which is ten (10) years from the date of this Agreement.

“US” or “USA” or “United States” shall mean the United States of America;

“Variation” shall have the meaning provided at Clause 6.2;

CAM Conversion Agreement

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“VPF” or “Variation Particulars Form” shall mean a variation particulars form, in the form set out in Schedule 9, duly signed by Supplier and Customer and pursuant to which all amendments to, deletions from and changes to, the Specification shall be controlled and effected;

“Verification Flight” shall have the meaning provided at Clause 7.1(a)(ii);

“Warranty” shall mean the warranty set out in Schedule 8;

“Weight Upgrade(s)” shall mean supplements or amendments to the aircraft technical data (including Flight Manuals and Weight and Balance Manuals) as required to increase the maximum taxi weight, the maximum takeoff weight, the maximum zero fuel weight, and the maximum landing weight of the Contract Aircraft to FAA and EASA approved limits as set out in Schedule 2.

1.2	Unless otherwise stated any reference in this Agreement to a Clause, Schedule, Annex or Appendix is to a Clause of, or Schedule, Annex or Appendix to this Agreement.

1.3	In this Agreement where the context requires words importing the singular shall include the plural and vice-versa and words importing any gender shall include all genders.

1.4	In this Agreement references to persons or parties may include individuals, partnerships, firms, corporations, associations, companies, unincorporated organisations, joint ventures, trusts and other entities and all governmental authorities as the context so requires.

1.5	In this Agreement the headings to Clauses, Schedules, Annexes and Appendices are for convenience only and shall not affect the construction of the Clauses, Schedules, Annexes and Appendices.

1.6	References in this Agreement to a “day”, “month”, and “year” shall, unless the context states otherwise, refer to calendar days, months and years, respectively.

1.7	Any reference in any Schedule, Annex or Appendix to this Agreement to a document to be incorporated by reference into such Schedule, Annex or Appendix shall mean that such document is incorporated by reference into this Agreement.

1.8	A reference to any Schedule, Annex, Appendix or other document includes that Schedule, Appendix, or other document as amended, varied, novated or supplemented from time to time.

1.9	Any Aircraft related technical expression used in this Agreement and not defined herein shall, where the context so admits, have the meaning specified in the CSDD.

1.10	A reference to a law includes, without limitation, any (1) statute, decree, constitution, regulation, order, judgment or directive of any Governing Authority, (2) treaty, pact or other agreement to

CAM Conversion Agreement

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which any Governing Authority is a signatory or party, and/or (3) judicial or administrative interpretation or application thereof and, in each such case, is a reference to the same as amended, substituted or re-enacted from time to time.

1.11	The words and phrases “other”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.12	A reference to a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification initialled by or on behalf of each Party to this Agreement.

SECTION 2 EFFECTIVE DATE

2.1	This Agreement shall become effective on the date of execution of this Agreement by all Parties (the “Effective Date”), and shall terminate, subject to the terms of this Agreement, on the fulfilment of the Parties’ obligations as set out herein.

SECTION 3 SCOPE OF STC SERVICES

3.1	Definition of STC

“STC” shall mean the Supplemental Type Certificate for conversion of B767-300ER aircraft from passenger configuration to Special Freighter Configuration issued by the CAAI (CAAI STC No. SA218 and validated by the FAA (FAA STC No. ST02040SE) and by EASA (EASA STC No. 10028430).

It is acknowledged that in respect of the STC, supplemental type certificates for third party supplier furnished items, which may include, without limitation, the CLS, galleys and window plugs, will be obtained by such third party suppliers and Supplier shall obtain supplementary type certificate approval only for the interface between such item and the Contract Aircraft.

3.2	STC Services

Supplier shall provide the following services in respect of the STC (the “STC Services”):

a) Supplier shall maintain the STC to enable Customer to operate each converted Contract Aircraft under the authority of the FAA, CAAI, EASA.

(b) [*]

(c) Supplier shall obtain approval of the Conversion of each Contract Aircraft in respect of the STC, in accordance with Clause 10.

CAM Conversion Agreement

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(d) Customer shall be responsible to obtain any required validations for the CLS STC from civil aviation authorities, other than the CAAI, FAA and EASA.

SECTION 4 SERVICES AND EXTRA WORK

4.1	Customer hereby agrees to purchase, and M&B through its prime sub-contractor, Supplier, hereby undertakes to perform on each Contract Aircraft, following Delivery of a Contract Aircraft to its Designated Site, the Services in accordance with this Agreement (and Customer acknowledges and agrees that Supplier alone, not M&B, shall be responsible for performing the Services and each of the obligations stated to be Supplier’s in this Agreement).

4.2	Supplier, as M&B prime sub-contractor, shall perform for the Contract Aircraft at the Designated Site the Conversion Services, which shall include:

(i)	the Conversion of the Contract Aircraft to Special Freighter Configuration in accordance with the Specification;

(ii)	the STC Services;

(iii)	the Weight Upgrades;

(iv)	the After Sales Support Services;

(v)	airframe modifications related to Phase 1.5 of the weight-CG envelope upgrade, as defined in the Specification;

(vi)	preparation and furnishing of the documents and data described in this Agreement with respect to such Conversion, as set out in the Specification;

(vii)	providing Customer with information obtained during the Conversion together with other Customer provided information, required so that Customer may procure an FAA Export Certificate of Airworthiness for each converted Contract Aircraft, if required;

(viii)	all necessary return to service checks, including tests, functions and engine runs;

(ix)	receipt, storage and handling of CFI

(x)	removal and installation of insulation blankets to ensure FAA AD 2008-23-09 compliance to be completed in accordance with Job Card #EA25000008-001 and relating to the lower (primary) cargo and main deck cargo areas; however, Customer shall provide all Materials for the removal and the reinstallation of the blankets;

CAM Conversion Agreement

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and shall not include the services detailed at Clause 4.3,

all in accordance with the Scheduled Delivery Date and Scheduled Redelivery Date described in Schedule 1, and in accordance with all the other terms and conditions of this Agreement.

4.3	Unless otherwise specified in this Agreement the Conversion Services provided for the Conversion Price shall not include:

(a)	Extra Work;

(b)	maintenance services;

(c)	the provision of Customer Furnished Items;

(d)	the procurement and provision of the Cargo Loading System;

(e)	customization services;

(f)	overhaul/repair of the cabin interior, as provided in the Specification

(g)	removal and installation of insulation blankets to ensure FAA AD 2008-02-16 compliance relating to the cockpit area, including Customer’s responsibility to provide all Materials for the removal and reinstallation of the blankets; and

(h)	strip and paint of Aircraft.

4.4	Supplier will, during the performance of the Services, at Customer’s request or upon approval by Customer of a Supplier proposal, perform additional services on a Contract Aircraft (“Extra Work”). Extra Work may consist of work which is not within the scope of the Conversion Price which may consist of:

(i)	repair or replacement of non-serviceable parts or other aspects of a Contract Aircraft, the necessity for which repair or replacement is discovered during Supplier’s performance of the Services or other Extra Work;

(ii)	the matters listed as excluded from the Conversion Price at Clause 4.3;

(iii)	Variations, the payment for which is the responsibility of Customer under the terms of Clause 6 (below);

CAM Conversion Agreement

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(iv)	airworthiness directives and service bulletins, to the extent not required to be performed as part of the Conversion Services;

(v)	SFE options under Schedule 4;

(vi)	Work needed to conform an Aircraft to the necessary Delivery Condition;

(vii)	overhaul and/or repair of the cabin interior

(viii)	registration of the converted Contract Aircraft by a civil aviation authority other than the CAAI, FAA, EASA, [*]; and

(ix)	where Customer elects not to have a Contract Aircraft stripped, the painting of the area affected by the Conversion in accordance with Customer’s requirements.

4.5	All requests for Extra Work and/or proposals for Extra Work shall comply with Clause 6.

4.6	Performance of Services

(a)	The Services and any Extra Work shall be performed by Supplier in accordance with all of the following that are applicable (and in the following order of priority):

(i)	FAA standards, directives and regulations which would permit certification of the Contract Aircraft under FAR Part 121 or equivalent;

(ii)	manufacturer’s modification, repair and overhaul standards, recommendations, instructions and licence requirements in effect during the performance of the Services and any Extra Work on a Contract Aircraft;

(iii)	the requirements of Schedule 2;

(iv)	Supplier shop practices and procedures in accordance with Supplier’s FAR Part 145 certifications or any other FAA approved procedures for transport aircraft, as applicable, to the extent not inconsistent with Clauses 4.6(a)(i) to 4.6(a)(iii);

(v)	shop practices and procedures of the Designated Site to the extent not inconsistent with the above; and

(vi)	Customer’s specified general maintenance manual, policies and procedures, to the extent not inconsistent with the above.

CAM Conversion Agreement

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(b)	Subject to an event of Excusable Delay Supplier shall:

(i)	commence performance of the Services on a Contract Aircraft on the applicable Scheduled Delivery Date of a Contract Aircraft.

(ii)	have completed the Services and any Extra Work by the applicable Scheduled Redelivery Date.

4.7	Supplier’s Reports

(a)	In order for Customer to monitor the status of the Services and any Extra Work, Supplier shall provide to Customer, and to M&B upon written request from M&B, an “Aircraft Status Report” with respect to the status of the Services and Extra Work performed / to be performed on the Contract Aircraft, in substantially the form provided at Schedule 11, to be provided once a week beginning one week following Delivery.

SECTION 5 DELIVERIES

5.1	Exercise of Option Aircraft

(a)	From time to time during the Term of this Agreement, Customer may provide written notice to M&B and Supplier of the exercise of its option regarding one or more Option Aircraft, which written notice shall include the information required in Schedule 1, paragraphs 1.1 and 2, including the MSN and tail number. Upon receipt of such written notice, Supplier shall respond to such notice with identification of the first available Conversion Slot, which shall not be later than twelve (12) months following the date of Customer’s notice, and the Parties will discuss in good faith any additional Conversion Slot requirements. The pricing in Schedule 7, as applicable, shall apply to the Option Aircraft. Upon an agreement as to the applicable Conversion Slot, the Parties shall promptly revise Schedules 1 and 2 to add such Option Aircraft thereto, whereupon such Option Aircraft shall become Contract Aircraft.

(b)	If, after advising M&B and Supplier of an Aircraft MSN and tail number under Clause 5.1(a), Customer requests to change such Option Aircraft’s MSN (to an Aircraft of the same type), such change shall be treated as a Customer Variation under the terms of Clause 6.4.

5.2	Delivery of the Contract Aircraft

(a)

At least one hundred twenty (120) days prior to the Scheduled Delivery Date of a Contract Aircraft, Customer shall provide written notice to Supplier of such Contract Aircraft’s (i) Incoming Weights (as required in Schedule 2), (ii) Extra Work package, if any, desired (including detailed work package requested), whether such Contract Aircraft will be painted (and, if so, a detailed drawing of the livery to be applied). As promptly as

CAM Conversion Agreement

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reasonably practicable, Customer shall provide Supplier with the results of any modifications to such Option Aircraft or its documentation since receipt by Supplier of the applicable Customer-Furnished Documentation, necessary to complete the Conversion of such Option Aircraft.

(b)	Customer shall, at its sole expense and responsibility, deliver to Supplier each Contract Aircraft at its Designated Site, together with such Contract Aircraft’s Customer-Furnished Equipment, as may be required in accordance with Schedule 3, in the Delivery Condition, as confirmed by the Parties by completion of a Certificate of Delivery in substantially the form of Schedule 5.

(c)	Customer may request that Supplier provide the flight crew to deliver the applicable Contract Aircraft on behalf of Customer. In such case, Customer shall be responsible for Supplier’s charges for such flight crew members.

(d)	Customer shall deliver the applicable Contract Aircraft by the applicable Scheduled Delivery Date. Customer shall use all reasonable endeavours to deliver the applicable Contract Aircraft two (2) days prior to the applicable Scheduled Delivery Date to enable Supplier to complete the necessary checks and processes prior to induction into the conversion program.

(e)	Subject to Clause 5.2(c), Delivery may be made by Customer, or by Supplier on behalf of Customer, within the Free Parking Period (as that term is defined below, and subject to Clause 5.2(c)) prior to its Scheduled Delivery Date, without obtaining M&B or Supplier’s prior written consent, but only upon not less than fifteen (15) days prior written notice. “Free Parking Period” shall mean an aggregate of fifteen (15) Business Days to be allocated between early Delivery and post-Redelivery removal, as Customer determines. During the Free Parking Period, Customer shall maintain in force all of the insurance coverage it is required to maintain under Clause 16.1 and be required to pay for any services required to maintain the aircraft during such period.

5.3	Remedies for Delayed Delivery

(a)	If Delivery of a Contract Aircraft is not effected by Customer (or deemed not to be effected as provided in the last sentence of Clause 5.4 or Clause 5.5(d)) on or before the day which is [*] days after its Scheduled Delivery Date, except as a consequence of an Excusable Delay, then Customer shall pay the sum of [*] for each day of delay, as liquidated damages. Such remedies shall be in addition to the remedies as may be available to M&B and Supplier under Clause 5.3(b).

CAM Conversion Agreement

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(b)	If such delay under Clause 5.3(a) above shall be more than [*] Business Days, at Supplier’s discretion, and effective upon Customer’s receipt of notice from Supplier, Customer shall lose all of its rights to the applicable Conversion Slot; provided, however, that Supplier may not cause Customer to lose its rights to any such Conversion Slot during the three (3) day period prior to a date on which Customer has notified Supplier that it will deliver the relevant Contract Aircraft, so long as Customer does in fact deliver the aircraft on that date. If Supplier elects to cause Customer to lose its rights to the applicable Conversion Slot, then the liquidated damages set forth under Clause 5.3(a) shall cease to accrue on the date the loss of the Conversion Slot becomes effective.

(c)	In the event of termination of the applicable Conversion Slot under this Clause 5.3:

(i)	M&B and/or Supplier shall refund any and all amounts paid by Customer in respect of such Contract Aircraft as of the date of termination provided that Customer first pays:

(A)	the amount of Supplier’s and M&B’s verifiable costs incurred as of the date of termination in preparation for induction of such Contract Aircraft (such costs to exclude any amount for kits or other Materials that can be re-used for another conversion other than carrying costs);

(B)	liquidated damages in accordance with the termination provisions in Clause 19.3; and,

(C)	the liquidated damages for delay under 5.3(a);

(ii)	Subject to payment by Customer of the amounts owed by it under this Clause 5.3 and other provisions of this Agreement, Supplier shall redeliver to Customer, or permit Customer to obtain, all Customer Furnished Items with respect to such Contract Aircraft, at Customer’s expense; and,

(iii)	other than as provided in 5.3(a), 5.3(c)(i) and (ii) above, no Party shall have any further liability to any other Party under this Agreement or otherwise with respect to such Contract Aircraft. However, Customer may resubmit that Aircraft to M&B and Supplier for conversion as an Option Aircraft.

(d)

If a Contract Aircraft is Delivered after the Scheduled Delivery Date, any impact on the Scheduled Redelivery Date of the applicable Contract Aircraft and Contract Aircraft with subsequent Scheduled Delivery Dates shall be subject to equitable adjustment of such Scheduled Redelivery Date which shall be treated by Supplier as a Customer Variation in

CAM Conversion Agreement

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accordance with Clause 6.4 (except that Customer will not be entitled to withdraw the Variation as provided therein, and except that there shall be no additional charge to Customer for the Variation beyond the liquidated damages payable under Clause 5.3(a) above) under which Supplier will advise Customer of any impact on the applicable Scheduled Redelivery Dates.

(e)	The remedy set out in Clause 5.3(a) above shall not be deemed to be a penalty but shall be deemed liquidated damages to account for losses incurred by M&B and Supplier in the event of delayed Delivery, which are not capable of being measured at this time.

5.4	Delivery Condition

At the time of Delivery, subject to contrary advance written agreement between the Parties, each Contract Aircraft shall upon completion of the Delivery Inspection, conform to the following (“Delivery Condition”):

(a)	a Contract Aircraft shall be serviceable;

(b)	a Contract Aircraft shall have a certificate of airworthiness issued by the FAA (“CoA”) or, if a CoA has lapsed or is not effective due to past due maintenance work, or required inspections or modifications, then a ferry permit issued by the FAA or Civil Aviation Authority, as required by applicable regulation;

(c)	if only a ferry permit can be obtained for the Contract Aircraft, Customer shall provide to Supplier a detailed listing of the past due maintenance work, inspections and modifications applicable to such Contract Aircraft at least sixty (60) days prior to the Scheduled Delivery Date of the affected Contract Aircraft;

(d)	all mandatory modifications, ADs and SBs, in each case, applicable to the Conversion, shall be up to date and incorporated into a Contract Aircraft except as expressly identified and agreed in writing to the contrary by Customer and Supplier;

(e)	all Contract Aircraft shall be Aircraft holding a type certificate issued by the FAA or Civil Aviation Authorities certifying that aircraft of that type are fit for the issue of an FAA certificate of airworthiness, public transport (passenger) category;

(f)	all Contract Aircraft shall conform to the requirements of the Specifications for the aircraft configuration; and,

(g)	all Contract Aircraft must be registered on the United States N register or, where the Parties have agreed that the Contract Aircraft shall not be registered on the United States N register,

CAM Conversion Agreement

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such register as required by the applicable Civil Aviation Authorities and agreed in writing by the Parties. For any Contract Aircraft that is not so registered, Customer, no later than two days prior to the Scheduled Delivery Date of a Contract Aircraft, shall deregister such Contract Aircraft from its existing register, re-register such Contract Aircraft on the United States N Register, or applicable register, and provide to M&B and Supplier satisfactory evidence of such re-registration.

Where a Contract Aircraft does not meet the Delivery Condition, Delivery shall be deemed not to have occurred, Clause 5.5(d) shall apply and the remedies available under Clause 5.3 shall apply as applicable.

5.5	Delivery Inspection

(a)	Supplier shall have the right to have a reasonable number of Supplier employees on board a Contract Aircraft during its ferry flight to its Designated Site for the purpose of monitoring the performance of the Contract Aircraft. A reasonable number shall be construed subject to applicable regulatory restraints, which may include requirements that only essential crew be on board an Aircraft during a maintenance ferry flight.

(b)	Upon Delivery of a Contract Aircraft, Supplier and Customer shall carry out a limited routine inspection of such Contract Aircraft which shall include a walk around and external and internal general visual inspection of such Contract Aircraft (a “Delivery Inspection”).

(c)	Customer acknowledges and agrees that any such Delivery Inspection will necessarily be restricted in scope and will not reveal defects (including corrosion) which will only be apparent upon an in-depth inspection and/or inspection following cutting through the Contract Aircraft surfaces.

(d)	Discovery of faults revealed by such inspection which would prevent the Contract Aircraft from materially conforming to the Delivery Condition, shall be deemed to be a failure on the part of Customer to deliver a Contract Aircraft in Delivery Condition and shall be subject to Clause 5.3 unless (i) Customer requests that such faults be rectified as Extra Work and Supplier agrees to perform such Extra Work, in each case in accordance with Clause 6.5 and (ii) Customer agrees to pay for the delay caused by such faults as set out at Clause 5.3(a);

5.6	Certificate of Delivery

Upon delivery to the Designated Site, duly authorised representatives of M&B, Customer and Supplier shall complete, agree upon and sign a form of Certificate of Delivery as set out in Schedule 5 which shall confirm that the Contract Aircraft is in the Delivery Condition (subject to Clause 5.5(c)) and may be inputted into the conversion program (“Delivery”).

CAM Conversion Agreement

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5.7	Outstanding Amounts on Delivery and Suspension of Work

(a)	Notwithstanding any provisions to the contrary contained in this Agreement, neither M&B nor Supplier shall have any obligation to Customer to commence or continue work on the Conversion if, any sum in excess of [*], is due and outstanding for more than two Business Days, after a written notice to Customer, pursuant to this Agreement on such Contract Aircraft or on any other Contract Aircraft.

(b)	If the Scheduled Redelivery Date of a Contract Aircraft changes as a result of a delay to performance of the Services as a result of a delay in payment, such delay shall not exceed the number of days of work stoppage pursuant to clause (a) above, and shall be treated as a Customer Variation in accordance with Clause 6.4 under which Supplier will advise Customer of any impact on the Scheduled Redelivery Date and the Conversion Price and the costs (which shall not exceed [*] per day), if any, associated therewith (except that Customer cannot withdraw the Variation unless agreed by Supplier). Notwithstanding the provisions of Clause 6.4, Customer shall pay M&B and Supplier for all costs associated with any such delay.

(c)	If, pursuant to the terms of this Agreement M&B and/or Supplier becomes entitled to, and elects to, cease the performance of this Agreement Supplier shall, at Customer’s cost and expense as set forth below, take all reasonable measures to store, preserve and protect any Contract Aircraft which are located on the Supplier Site or another Designated Site and have yet to be Redelivered.

(d)	In consideration of the measures in Clause 5.7(c) above being taken, Customer shall reimburse to Supplier its reasonable costs incurred in so doing, including the demobilisation costs incurred by Supplier, reimbursement of Supplier’s overhead costs by way of Supplier’s Bay Day Rate and Aircraft Parking Charge, and any costs of remobilising incurred by Supplier in resuming the performance of this Agreement following the rectification of the event causing the cessation of such performance. In the event of [*] consecutive days of any such delay on any Contract Aircraft (beyond any applicable notice period), M&B and Supplier shall be entitled to terminate this Agreement by notice in writing to Customer, so long as Customer has not then paid any overdue amounts giving rise to such delay. In the event of such termination Clause 19.4 shall apply.

CAM Conversion Agreement

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5.8	Delivery of Customer Furnished Items

(a)	In order to enable Supplier to perform the Services on a Contract Aircraft, Customer undertakes, at Customer’s expense, to deliver to such Contract Aircraft’s Designated Site all of the Customer Furnished Items in respect of such Contract Aircraft in accordance with Schedule 3.

(b)	All Customer Furnished Items shall be:

(i)	serviceable in accordance with FAA standards and, if the applicable Contract Aircraft is registered in a jurisdiction other than the United States of America, the applicable Other Civil Aviation Authorities accompanied by substantiating documentation; and,

(ii)	supplied in accordance with Supplier’s specifications, if applicable;

(iii)	in factory serviceable condition, complete and with all required installation documentation.

(c)	In the event that Customer fails to deliver any of the Customer Furnished Items in the condition required by Clause 5.8(b) and on the dates set out in Schedule 3 or as may otherwise be agreed between Customer and Supplier in advance in writing, such delay shall be treated by Supplier as a Customer Variation in accordance with Clause 6.4 (except that Customer cannot withdraw the Variation unless agreed by Supplier) under which Supplier will advise Customer of any impact on the Scheduled Redelivery Date, the Conversion Price and the cost, if any, associated therewith.

5.9	Title to Parts Removed

Components and materials due to be removed by Supplier from a Contract Aircraft and not reinstalled or required to be reinstalled in such Contract Aircraft in the course of the Conversion (“Excess Material”) shall be designated by Customer as either Excess Material to be scrapped (“Scrap”) or Excess Material to be returned to Customer (“Salvaged Materials”). Title to Scrap shall pass to Supplier upon their designation as Scrap and such materials may be disposed of by Supplier in Supplier’s sole discretion with no charge or credit to Customer, provided that Customer shall cooperate with Supplier in any efforts to minimize taxes or dues payable to any Governing Authority as a result of such disposal. Title to Salvaged Materials will remain with Customer and Supplier shall be obligated to store such Salvaged Material with reasonable care at a facility on the Designated Site at no cost to Customer until no later than thirty (30) days following Redelivery of the relevant Contract Aircraft. Salvaged Materials, which shall not exceed twelve (12) parts total per Contract Aircraft, will be packaged by Supplier for shipment to Customer, with “as removed” or identification tags issued under Supplier’s repair station certification, but without FAA 8130 tags.

CAM Conversion Agreement

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Such Salvaged Materials shall be shipped to Customer either on the Contract Aircraft at its Redelivery or separately no later than thirty (30) days following Redelivery of such Contract Aircraft, with such shipment to be arranged by Customer and at Customer’s expense.

5.10	Conversion Slots

The Parties acknowledge that the Conversion Slots, as detailed in Schedule 1, paragraph 2 (the “Conversion Slots”), have been reserved for the benefit of Customer and Supplier has specifically relied on such reservation.

SECTION 6 CHANGES TO THE SERVICES

6.1	Except as provided in the next sentence of this Clause 6.1, a change to the Services (including requests or proposals for Extra Work), Scheduled Redelivery Date, and prices in respect of the Agreement shall be documented, agreed between Customer, M&B and Supplier and approved by the completion by the Parties of an Extra Work Form, in substantially the form at Schedule 10 in accordance with Clause 6.5. A change to the Specification shall be documented and approved through the use of the Variation Particulars Form substantially in the form at Schedule 9 in accordance with Clause 6.2.

6.2	Variations to the Specification

The Parties acknowledge that the Specification may be varied (a “Variation”) which may be:

(a)	proposed by Supplier and agreed by Customer in accordance with Clause 6.3 (“Supplier Variation(s)”); or,

(b)	proposed by Customer and agreed by Supplier in accordance with Clause 6.4 (“Customer Variation(s)”); and,

the Parties agree to follow the procedure set out in Clauses 6.3 and 6.4 below in relation to any Supplier Variation and/or Customer Variation respectively, prior to Redelivery.

6.3	Supplier Variations

(a)	Supplier may at any time submit written details to Customer Representative, in the form set out at Schedule 9 (Variation Particulars Form), of any Supplier Variation, signed by a Supplier Representative, and including details of the proposed change to the Specification, the effect (if any) of incorporating such Supplier Variation on the Scheduled Redelivery Date or downtime in relation to the Conversion and the cost to Customer (if any) in sufficient detail for the Supplier Variation to be fully evaluated by Customer, and shall provide Customer with such further information in relation thereto as Customer may reasonably request.

CAM Conversion Agreement

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(b)	Supplier will not introduce any Supplier Variation that will have an adverse operational effect (including weight, range or payload performance) on the Contract Aircraft unless:

(i)	the Supplier Variation is mandated by the Civil Aviation Authorities, by the issue or proposed issue of an AD, for the purposes of complying with the STC (a “Mandated Change”); or,

(ii)	such Supplier Variation is generated by material differences between the configuration or structure of a Contract Aircraft and either the Specification or the standard configuration of Aircraft which were not foreseeable by Supplier (an “Aircraft Condition Cause”);

Supplier shall promptly notify Customer of any such Mandated Change or Aircraft Condition Cause upon learning thereof.

(c)	All Supplier Variations, except for Mandated Changes, which are dealt with at Clause 6.3(b)(i), shall be subject to the consent of Customer. Customer Representative shall consider a Supplier Variation and shall notify to Supplier (i) its consent to the incorporation of a Supplier Variation, to any impact on the Scheduled Redelivery Date or downtime in relation to the Conversion and the cost to Customer, if any (such consent not to be unreasonably delayed, conditioned or withheld) by signing the relevant Variation Particulars Form or (ii) its decision not to consent to a Supplier Variation, in each case within three (3) Business Days of the date of the submission of the final details requested by Customer of a Supplier Variation to Customer Representative.

(d)	The Parties agree that Customer may reasonably withhold consent to any Supplier Variation which requires an amendment or revision to the STC, other than a Mandated Change. Customer will not withhold its consent if any Supplier Variation has no negative impact on performance (weight, range or payload performance), cost and time schedule, cargo and personnel accommodation and configuration, operating empty weight and appearance criteria.

(e)	If Customer does not consent to a Supplier Variation as provided in Clause 6.3(d), and Supplier does not withdraw its Supplier Variation, then Customer shall be entitled to terminate this Agreement with respect to the Contract Aircraft by giving written notice of termination to Supplier or, at Customer’s option, Supplier shall complete the Conversion Services in accordance with the agreement without such Supplier Variation. In the event of such termination, Clause 19.4 shall apply.

CAM Conversion Agreement

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(f)	Delayed responses by Customer beyond three (3) Business Days shall be treated as Excusable Delays in accordance with Clause 12.

(g)	The cost of the incorporation of a Supplier Variation in relation to the Conversion of any Contract Aircraft shall be borne by Supplier, except for a Supplier Variation based on an Aircraft Condition Cause, which shall be paid for by Customer.

6.4	Customer Variations

(a)	Customer Representative may at any time submit written details of any Customer Variation, in the form set out at Schedule 9 (Variation Particulars Form) to Supplier for consideration.

(b)	Customer Variations shall be subject to the consent of Supplier. Supplier shall only be entitled to withhold consent in circumstances where, in its reasonable opinion, a Customer Variation would preclude the ability of Supplier to add the subject Contract Aircraft to the STC or, where the total Customer Variations would delay the Scheduled Redelivery Date by a total of more than thirty (30) Business Days.

(c)	Any refusal by Supplier to consent to incorporation of a Customer Variation and the reason for such refusal shall be notified to the Customer Representative within ten (10) Business Days of receipt of the details of such Customer Variation by Supplier.

(d)	Supplier, within five (5) Business Days of Supplier’s receipt of a Variation Particulars Form from Customer, shall notify Customer Representative of the date when it will submit the relevant Variation Particulars Form signed by Supplier Representative with full details of:

(i)	the cost of a Customer Variation (the “Customer Variation Price”);

(ii)	whether a Customer Variation has or is likely to have, in Supplier’s opinion, an adverse effect on the operation or performance of the Contract Aircraft and the degree of such effect; and

(iii)	any impact on the Specification including the Scheduled Redelivery Date or downtime;

(e)	Within five (5) Business Days of the receipt by Customer Representative of a duly completed Variation Particulars Form, Customer may either withdraw the proposal for the applicable Customer Variation or countersign such Variation Particulars Form, agreeing to the Customer Variation Price and/or any impact on the Scheduled Redelivery Date and downtime specified therein.

CAM Conversion Agreement

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(f)	M&B shall be entitled to issue invoices to Customer in respect of the price of a Customer Variation, such sum shall be payable in full by Customer to M&B in respect of the Contract Aircraft to which such Customer Variation refers.

(g)	If a Customer Variation affects the Scheduled Redelivery Date or downtime or any other operational impact notified by Supplier to Customer under Clause 6.4(d) above, then Customer expressly agrees to such postponement of Redelivery as specified in a Variation Particulars Form submitted by Customer and agrees not to make a claim to M&B and/or Supplier in respect thereof.

(h)	If, following incorporation of a Customer Variation in the Conversion of a Contract Aircraft, Supplier is unsuccessful in obtaining such further supplemental type certificate approval from the Civil Aviation Authorities for incorporation of such Customer Variation, always provided that Supplier shall have employed its reasonable endeavours to obtain such approval (an “Unapproved Customer Variation”), if there is a need for such Civil Aviation Authority approval, Supplier shall remove such Customer Variation and return the Contract Aircraft to a condition that meets the Specification prior to the incorporation of such Customer Variation and Supplier shall retain the Customer Variation Price it received in respect of such Customer Variation in consideration of its incorporation of, and removal of, such Unapproved Customer Variation. In such case, Customer shall accept Redelivery of such Contract Aircraft without such Unapproved Customer Variation being installed.

6.5	Extra Work Request Procedure

(a)	Any proposal by Supplier or request by Customer for Extra Work shall be submitted by completion of an Extra Work Form substantially in the form attached at Schedule 10. The proposal shall include the information described in Clause 6.5(d).

(b)	For the avoidance of doubt, in accordance with Clause 6.1, where any requested or proposed work, including Extra Work, would have as its effect a change to the Specification, the applicable Party shall only submit a Variation Particulars Form.

(c)	In the case of an Extra Work proposal by Supplier, the Customer Representative shall use all reasonable endeavours to respond promptly, and in any event within three (3) Business Days.

CAM Conversion Agreement

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(d)	Following receipt of an Extra Work Form from Customer, Supplier shall notify Customer Representative in writing with full details of:

(i)	the price of the Extra Work (the “Extra Work Price”);

(ii)	impact on the Scheduled Redelivery Date; and

(iii)	whether the Extra Work has or is likely to have, in Supplier’s opinion, an adverse effect on the operation or performance of the Contract Aircraft and the degree of such effect,

within three (3) Business Days of Supplier’s receipt of an Extra Work Form.

(e)	Within two (2) Business Days of the receipt by Customer Representative of notification under Clause 6.5(d), Customer may either withdraw the proposal for the applicable Extra Work or countersign such notification, agreeing to the Extra Work Price and/or any adverse impact on the operation or performance of the Contract Aircraft.

(f)	Supplier, through M&B, shall be entitled to issue invoices to Customer in respect of the Extra Work Price, such sum shall be payable in full in accordance with Schedule 7 by Customer to Supplier, through M&B, in respect of the Contract Aircraft to which such Extra Work Price refers.

6.6	Center of Gravity Envelope Improvements.

(a)	[*]

(b)	[*]

SECTION 7 FUNCTIONAL CHECK FLIGHTS, ACCEPTANCE AND REDELIVERY

7.1	Functional Check Flights and Pre-Acceptance Flights

(a)	Following the performance by Supplier of the Services, and Extra Work, if any, upon a Contract Aircraft, Supplier:

(i)	Shall, with at least ten (10) days prior written notice to Customer, perform one or more Functional Check flights, as it determines to be necessary, of such Contract Aircraft (a “Functional Check Flight”); and

(ii)	shall, as a follow-up to any such Functional Check Flight or any Pre-Acceptance Flight (as that term is defined below) perform any subsequent Functional Check

CAM Conversion Agreement

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flights that may be required to verify the correctness of repair work necessitated as a result of discrepancies or defects detected on any Functional Check Flight or Pre-Acceptance Flight, as applicable (a “Verification Flight”); provided, however, in the event such discrepancy or defect relates to a part of a Contract Aircraft that was not affected by the Services performed by Supplier, such Verification Flight shall be treated as a Pre-Acceptance Flight in accordance with Clause 7.1(f)(ii). If any Verification Flight is scheduled to take place within 72 hours of the original Functional Check Flight, Supplier shall give Customer as much notice of such Verification Flight as practicable. In all other circumstances, Supplier shall provide Customer with at least three (3) days advance notice of each Verification Flight.

(b)	Customer, at its option, may perform one or more pre-acceptance flights of a Contract Aircraft (each, a “Pre-Acceptance Flight”).

(c)	Supplier shall provide the flight crew to operate a Contract Aircraft during each Functional Check Flight, Verification Flight, and Pre-Acceptance Flight. Customer shall pay the cost of providing such flight crew for any Pre-Acceptance Flight in accordance with Supplier’s price for flight crew provision set out in Schedule 7.

(d)	A reasonable number of Customer’s personnel shall have the right to participate in any Functional Check Flight or Verification Flight as observers, it being agreed and understood that such participation by Customer’s personnel shall be at the sole risk of Customer and such Customer personnel.

(e)	A reasonable number of Supplier’s personnel shall have the right to participate in any Pre-Acceptance Flight as observers, it being agreed and understood that such participation by Supplier’s personnel shall be at the sole risk of Supplier and such Supplier personnel.

(f)	The following provisions shall apply in relation to Functional Check Flights, Verification Flights and Pre-Acceptance Flights, respectively:

(i)	in respect of Functional Check Flights and Verification Flights:

(A)	All costs and expenses of Customer’s personnel participating in Functional Check Flights and/or Verification Flights (inclusive of travel costs, salaries, living expenses and insurance) shall be borne by Customer;

(B)	Supplier shall bear the cost of line maintenance, landing fees, air navigation charges and all other costs and expenses for each such Functional Check Flight and Verification Flight (other than the cost of fuel), but not a Verification Flight treated as a Pre-Acceptance flight under Clause 7.1(a)(ii);

CAM Conversion Agreement

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(C)	Supplier shall bear the risk of loss of or damage to a Contract Aircraft (including engines) during a Functional Check Flight and/or Verification Flight, but not a Verification Flight treated as a Pre-Acceptance Flight under Clause 7.1(a)(ii), and Supplier shall provide and bear the cost of hull and liability insurance for each Functional Check Flight in accordance with the requirements of Clause 16.1 provided, however, that Supplier’s responsibility for loss of or damage to a Contract Aircraft in respect of such Functional Check Flights and/or Verification Flights shall be limited to the insurance cover which Supplier is obliged to maintain in respect of such Contract Aircraft under this Agreement (but with Supplier being responsible for paying to Customer an amount equal to any deductible that may be applicable to any payment by insurers).

(D)	In all such Functional Check and Verification Flights cost of fuel shall be borne by Customer.

(ii)	In respect of Pre-Acceptance Flights:

(A)	All costs and expenses of Supplier’s personnel participation in Pre-Acceptance Flights (inclusive of travel costs, salaries, living expenses and insurance) shall be borne by Supplier, other than with respect to Supplier provided crew members at the request of Customer, where all such costs shall be borne by Customer;

(B)	Customer shall bear the cost of fuel, line maintenance, landing fees, air navigation charges and all other costs and expenses for each such Pre-Acceptance Flight, including Verification Flights treated as Pre-Acceptance Flights under Clause 7.1(a)(ii); and

(C)	Customer shall bear the risk of loss or damage to an Aircraft (including engines) during each Pre-Acceptance Flight and Customer shall provide and bear the cost of hull and liability insurance for each Pre-Acceptance Flight in accordance with the requirements of Clause 16.1.

(g)

Customer shall arrange for the carrying out of any Pre-Acceptance Flights which Customer has requested for a Contract Aircraft within such thirty (30) day notice period of Redelivery, detailed at sub-clause 7.2(c); provided, however, that in no event shall a

CAM Conversion Agreement

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Pre-Acceptance Flight be performed before all Functional Check Flights and Verification Flights have been conducted on such Contract Aircraft by Supplier; and provided further that if Customer provides notice to Supplier that Customer wishes Supplier to conduct a Pre-Acceptance Flight together with a Functional Check Flight or Verification Flight (a “Combined Functional Check Flight”), then:

(i)	such Combined Functional Check Flight shall be conducted by a Supplier flight crew;

(ii)	Customer may have one of its pilots, at Customer’s cost and risk, in the cockpit as an observer; and

(iii)	such Combined Functional Check Flight shall be treated as a Functional Check Flight under Clause 7.1(f)(i).

(h)	Upon completion of a Functional Check Flight, Verification Flight or any Pre-Acceptance Flight, if any, of a Contract Aircraft, Supplier shall provide Customer with a completed report detailing relevant findings and, if appropriate, recommendations (an “Acceptance Flight Report”).

7.2	Redelivery

(a)	Subject to any Variations to the Conversion, Supplier shall redeliver each Contract Aircraft to Customer or its nominee at its Designated Site, together with a Form of Certificate of Redelivery, substantially in the form appearing in Schedule 6 and in the Redelivery Condition, and with the MSN of the relevant Contract Aircraft having been added to the STC (“Redelivery”) on or before the relevant Scheduled Redelivery Date.

(b)	Supplier shall keep Customer advised of any change to the Scheduled Redelivery Date as a result of any Variation or an Excusable Delay.

(c)	Supplier shall provide Customer with at least thirty (30) days’ prior written notice of the week in which, and seven (7) days prior notice of the day on which Supplier intends to effect Redelivery of a Contract Aircraft.

(d)	Within the available Free Parking Period following Redelivery of a Contract Aircraft, Customer undertakes at its expense, including, without limitation, towing, ground services, insurance, and preservation fees, to remove such Contract Aircraft from the Supplier Site or the other Designated Site, as applicable.

CAM Conversion Agreement

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(e)	Where the Contract Aircraft is not removed from its Designated Site following expiry of the Free Parking Period, Supplier may charge Customer its standard parking charge, and out of pocket expenses such as insurance and preservation, as notified to Customer from time to time, and other fees such as towing, ground services, insurance and preservation, for each day the Contract Aircraft remains at the Designated Site other than as may be agreed by Customer and Supplier.

7.3	Extension of Scheduled Redelivery Date

A Contract Aircraft’s Scheduled Redelivery Date shall be extended as follows:

(a)	in the event Supplier performs Extra Work, by the time taken by Supplier to perform such Extra Work as shown and approved on a completed Extra Work Form;

(b)	in the event Customer (i) delays in the approval (or rejection) of Variations beyond the timescales specified in Clause 6.3(c) or 6.4(e) or (ii) delays in the approval (or rejection) of Extra Work beyond the timescales specified in Clause 6.5, by the number of days of delay resulting from the effect of such delay by Customer;

(c)	in the event a Variation is approved by Customer and Supplier, by the number of days, if any, provided in the applicable Variation Particulars Form;

(d)	in the event Customer delays Delivery and/or Customer delays delivery of any of the Customer Furnished Items and/or Customer delays in the performance of any of Customer’s other obligations under this Agreement unless otherwise agreed in writing by the Parties, by the number of days of delay (after the applicable grace period, if any) resulting from the effects of such delay by Customer;

(e)

solely in respect to the first Contract Aircraft, in the event any of the Customer Furnished Documentation for the first Contract Aircraft is delivered later than needed by Supplier and such late delivery causes a delay in performance of the Conversion Services, by the number of days of delay resulting from the effects of such delay by Customer (provided, however, that Supplier shall use reasonable commercial efforts to minimize such delay). Supplier shall notify Customer by the 4th of August, 2010 of the status of the Customer Furnished Documents for the first Contract Aircraft; if all of the documents listed in Schedule 3 and in Annex 3 to the Specification with respect to the first Firm Contract Aircraft are delivered to Supplier by August 4, 2010, then the Schedule 1 dates for the first Firm Contract Aircraft will not be changed pursuant to this clause (e).

CAM Conversion Agreement

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(f)	in the event Supplier pays Late Charges under Clause 7.4 below for previous Contract Aircraft whose Redelivery Dates were nose-to-tail to the Scheduled Delivery Date of the applicable Contract Aircraft, by the aggregate number of days the previous Contract Aircraft were late; and

(g)	in the case of an Excusable Delay, by the period specified in Clause 12.6.

Notwithstanding any contrary provision of this Agreement, Supplier will use its best commercial efforts to minimize any delay in the Redelivery of the Contract Aircraft.

7.4	Remedies for Delayed Redelivery

(a)	If Supplier does not effect Redelivery of a Contract Aircraft on or before its Scheduled Redelivery Date, as extended by the provisions of clause 7.3 and a grace period of [*] days, Supplier shall pay Customer the sum of [*] per day in respect of each day Supplier has not effected Redelivery of such Contract Aircraft following the Scheduled Redelivery Date, as so extended, by way of liquidated damages and not as a penalty or forfeiture (it being agreed by each Party that Customer would suffer actual damages in the event of such in or about at least such amount on a daily basis but that such damages in respect of lease and lessee costs, possible re-marketing costs and so forth are impossible to calculate with any acceptable reliability) (the “Late Charges”). It is understood and agreed by the parties that any Late Charges are Customer’s sole remedy for delay in Redelivery of any Contract Aircraft.

(b)	[*]

(c)	Notwithstanding Clause 7.4(a), the Scheduled Redelivery Date may be further extended by the duration of any delay to the extent caused by Customer’s act or omission in performing its obligations under this Agreement (the “Extended Redelivery Date”).

(d)	If the Scheduled Redelivery Date is extended in accordance with Clause 7.4(c) above, the period for which Late Charges are applicable (the “Delay Period”) shall only begin to run from such Extended Redelivery Date or if the Delay Period has already begun to run it shall be suspended until the Extended Redelivery Date and no Late Charges shall be payable in respect of such period of suspension, provided always that Supplier shall have given Customer written notice of such failure or omission and of the extension of the Redelivery Date resulting therefrom as soon as practicable after it shall have occurred and after extension of the Redelivery Date resulting therefrom may reasonably be determined.

CAM Conversion Agreement

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7.5	Customer’s On-Site Representatives

(a)	While a Contract Aircraft is at its Designated Site, Customer shall be entitled to station a reasonable number of representatives at such Designated Site throughout the period during which Supplier is performing Services on such Contract Aircraft. The following facilities and equipment for Customer’s on-site representatives shall be provided at no cost to Customer:

(i)	an office which shall contain a standard sized desk, a facsimile machine, and an outside telephone line (for the avoidance of doubt, Supplier shall be responsible for all reasonable out of premises telephone, e-mail, fax and line charges);

(ii)	one (1) desk computer with high speed internet capability;

(iii)	photocopying services at a copying machine located near such office;

(iv)	free lunch on working days at Supplier’s lunch facilities; and

(v)	reduced hotel and car rental prices in Supplier’s country or, if available from the operator of a Designated Site, in its country.

SECTION 8 WEIGHT CHANGE

8.1	Promptly after the signing of this Agreement by all parties, and again immediately prior to Delivery, Customer shall provide Supplier and M&B with a copy of the most recent Weight and Balance Report (a “WB Report”) for each of the Contract Aircraft.

8.2	In accordance with the Program Schedule, upon Delivery of a Contract Aircraft to its Designated Site, Supplier shall weigh such Contract Aircraft in accordance with the provisions of paragraph 08 [Weighing] of the Specification and such weighing shall be cross-checked with the applicable WB Report (the “Aircraft Weighing”).

8.3	In accordance with the Program Schedule, Supplier, based on the WB Report, the Aircraft Weighing and the conversion weight change (plus or minus) that it shall have calculated, shall determine the final operating empty weight (the “Final OEW”) and provide it to Customer and M&B no later than upon Redelivery of the applicable Contract Aircraft.

SECTION 9 INFORMATION AND DOCUMENTATION TO BE PROVIDED BY SUPPLIER

9.1	Upon Redelivery of a Contract Aircraft, Supplier shall provide Customer and M&B with all of the following, to the extent applicable to such Contract Aircraft:

(a)	a list of any deferred items;

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(b)	a list of any SBs, ADs and Civil Aviation Authority requirements incorporated by Supplier into such Contract Aircraft;

(c)	engine run data and Functional Check Flight data and tests performed hereunder;

(d)	a completed Form of Certificate of Redelivery as set out in Schedule 6;

(e)	a completed Functional Check Flight Procedure; and

(f)	other documents required by applicable regulations.

9.2	Upon Redelivery of a Contract Aircraft, Supplier shall return to Customer all Customer-Furnished Documentation for such Aircraft which was received by Supplier from Customer pursuant to Clause 5.1 above, as follows:

(a)	in preliminary supplement form at Redelivery; and

(b)	in final supplement form within ninety (90) days after Redelivery.

SECTION 10 SUPPLEMENTARY TYPE CERTIFICATION OF AIRCRAFT CONVERSION

10.1	Prior to Redelivery of each Contract Aircraft, Supplier shall have obtained approval of the Civil Aviation Authorities of all changes made to the approved STC data for Conversion of such Contract Aircraft under the STC (by approval of the STC master document list revision) and of the aircraft flight manual supplement and Weight and Balance supplement for the applicable Contract Aircraft.

10.2	Anything contained in this Article to the contrary notwithstanding, Customer, and not Supplier, shall be responsible for, and shall bear and pay all of the costs related to certification by civil aviation authorities other than the FAA, the EASA, the CAAI, [*]. Notwithstanding the above, Supplier shall support Customer in obtaining certification of a Contract Aircraft by other civil aviation authorities having jurisdiction over such Contract Aircraft.

SECTION 11 PRICES AND TERMS OF PAYMENT

11.1	Prices

(a)	In consideration for the performance by Supplier of the Conversion Services hereunder, for each Aircraft upon which such Conversion Services are to be performed Customer undertakes to pay to M&B the Conversion Price set out in, and in the manner and at the times set out in Schedule 7.

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(b)	Customer also undertakes to pay M&B for such Extra Work hereunder as may be agreed between the Parties on a Extra Work Form or a Variation Particulars Form, where applicable, for each Aircraft upon which such Extra Work are to be performed Customer undertakes to pay to M&B the at price and in the manner and times set out in Schedule 7.

(c)	Customer also undertakes to pay M&B for all other amounts payable under this Agreement.

11.2	All late payments shall bear interest on the amount outstanding from day to day (compounded quarterly) at the rate of LIBOR plus three (3) percent per month commencing on the due date.

11.3	Terms of Payment. The terms of payment are set out in Schedule 7.

11.4	All the prices and rates set out in this Agreement are expressed in United States of America Dollars. Except as agreed in this Agreement to the contrary, all such prices and rates are subject to adjustment in accordance with the Price Adjustment Formula.

11.5	All sums payable to M&B or Supplier under this Agreement shall be effected in freely transferable United States of America Dollars, net, free of any withholding or income taxes and/or value added or any other taxes or deductions. All such payments shall be effected by wire transfer of immediately available funds to the following account:

[*]

or to such other account as M&B may designate in writing. The date of each such payment shall be deemed to be the date when the payment is disbursed from Customer’s bank in accordance with those instructions.

11.6	[*]

SECTION 12 TIME AND EXCUSABLE DELAY

12.1	M&B, Supplier and Customer shall each perform its obligations in a diligent and timely manner and M&B or Supplier, as applicable, recognises that the express timings set forth for the performance of the Services are a material consideration for Customer entering into this Agreement. The Parties acknowledge that such performance obligations may be subject to and affected by certain circumstances, delays and impediments defined as Excusable Delays in Clause 12.2. immediately below and as generally provided in this Clause 12.

12.2	“Excusable Delay” shall mean, with respect to any Party, any delay in a Party’s performance of its obligations under this Agreement if such delay is not occasioned by such Party’s fault or negligence and further is caused, wholly or in substantial part, by forces beyond the reasonable control of such Party (or such Parties’ contractors, subcontractors or suppliers), including but not limited to:

(a)	delay by another Party in providing any necessary parts, components, Materials or technical data required for the performance of Extra Work, which Supplier can verify were ordered in a timely fashion; or,

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(b)	delay in Customer approvals requested by Supplier as a result of Extra Work and/or a Variation to the extent such delay is beyond the allowable period set out in Clause 7.3(b); or

(c)	act of God, peril of sea, fire, explosion, flood, and other natural catastrophe, or

(d)	governmental action or inaction (other than ordinary course governmental activity), orders or regulations, or reasonably unforeseen delays in governmental conduct (including, without limitation, those of the Civil Aviation Authorities having jurisdiction, and efforts related to the registration of the converted Contract Aircraft by a civil aviation authority other than the CAAI, FAA, and EASA), provided such action or delay is not by reason of any act, omission or default by Supplier (or any of its contractors, subcontractors or suppliers), in the performance of its obligations to the Civil Aviation Authorities having jurisdiction, as applicable, or

(e)	riots, insurrection, civil war or other hostilities occurring or threatened in the jurisdiction where the Designated Site is located and which present a danger of loss or damage to any Contract Aircraft or other property of Customer delivered, or to be delivered, pursuant to this Agreement or death or personal injury to any Customer employees or agents, or

(f)	strike, lockout or other labour disturbances (other than the workforce of Supplier) or delay in transit of due and timely and properly ordered raw materials, components, parts or assemblies, except that such delays in materials, components, parts or assemblies from the Contract Aircraft OEM or from Supplier in connection with the Services shall not qualify as an Excusable Delay for Supplier and provided that such delay is not by reason of any act, omission or default by Supplier in the performance of its obligations under any agreement with any third party; provided, however, that delay due to any such cause shall be excused only for so long as resumption of performance remains beyond the reasonable control of such Party. Such Party shall use its best efforts to minimise the effects of any such cause of delay, or

(g)	in the case of Supplier only, public holidays at the location of the Designated Site.

For the avoidance of doubt, failure by an aircraft seller or lessee to deliver an aircraft to Customer for any reason other than a reason which itself would constitute an Excusable Delay, shall not be considered an Excusable Delay.

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12.3	Customer shall not be liable for, nor be in default under this Agreement by reason of, an Excusable Delay attributable to it. Each such Excusable Delay on the part of Customer shall be referred to herein as a “Customer Excusable Delay”. It is expressly agreed, however, that no Customer Excusable Delay shall be applicable in the case of Customer’s obligation to make the payments provided in this Agreement, except to the extent that the same results from a disruption or delay in the banking system beyond the reasonable control of Customer.

12.4	M&B shall not be liable for, nor be in default under this Agreement by reason of, an Excusable Delay attributable to it. Each such Excusable Delay on the part of M&B shall be referred to herein as a “ M&B Excusable Delay”.

12.5	Supplier shall not be liable for, nor be in default under this Agreement by reason of, an Excusable Delay attributable to it. Each such Excusable Delay on the part of Supplier shall be referred to herein as a “Supplier Excusable Delay”.

12.6	An Excusable Delay shall extend the time for the applicable Party’s performance for as many days beyond the date therefor as is required to obtain removal of the causes of such Excusable Delay and the effects thereof. This provision, however, shall not relieve the Party to which an Excusable Delay is attributable from advising the other Parties of the occurrence of the causes leading to the Excusable Delay or from using its reasonable efforts to avoid or remove such cause(s) and the effects thereof and to continue its performance with reasonable dispatch whenever such cause(s) and the effects thereof are removed.

12.7	A Party may delay performance of an obligation under this Agreement because of the occurrence of an event of Excusable Delay that was not reasonably foreseeable when the Agreement was made if it:

(a)	could not have taken any reasonable steps to avoid or mitigate the consequences of the event of Excusable Delay;

(b)	serves notice in writing on the other Parties giving full details of the event of Excusable Delay within a reasonable period of becoming aware of it;

(c)	promptly provides any further information in relation to the delay that the other Parties reasonably require; and

(d)	has not defaulted in performing the obligation before the event of Excusable Delay occurs.

12.8	Except as provided in Clause 12.10 below, an event of Excusable Delay shall not entitle any Party to terminate this Agreement and no Party shall be in breach of this Agreement, or otherwise liable to any other Party, by reason of any delay in performance, or non-performance of any of its obligations due to an event of Excusable Delay.

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12.9	If the Party affected by the event of Excusable Delay fails to comply with its obligations under Clauses 12.7(a) to 12.7(d) inclusive, then no relief for Excusable Delay, including the provisions of Clause 12.8 above, shall be available to it and the obligations of all Parties shall continue in force.

12.10	Termination for Excusable Delay

(a)	In the event that Delivery has not occurred within ten (10) days following the relevant Contract Aircraft’s Scheduled Delivery Date as a consequence of an Excusable Delay, the Parties shall endeavour to agree on a course of action. If Delivery has not occurred within [*] of the relevant Contract Aircraft’s Scheduled Delivery Date as a consequence of an Excusable Delay, then M&B and Supplier shall have the right to reschedule such Contract Aircraft to another Conversion Slot, or if such rescheduling is not acceptable to all Parties, then Customer, in the case of a Supplier Excusable Delay, or M&B and Supplier, in the case of a Customer Excusable Delay, acting in good faith, shall have the right to terminate this Agreement forthwith in respect of such Contract Aircraft by notice in writing to the other Party or Parties, whereupon no Party shall have any liability to any other under this Agreement in respect of such Contract Aircraft.

(b)	If, following Delivery, performance of the Services is delayed by an event of Excusable Delay for a continuous period of [*], the Party whose performance has not been prevented by the event of Excusable Delay (for the avoidance of doubt, Customer in the event of an Supplier Excusable Delay and Supplier in the event of a Customer Excusable Delay) shall have the right to terminate this Agreement forthwith in respect of such Contract Aircraft by notice in writing to the other Party; provided that such right of termination may be exercised only while the event of Excusable Delay is continuing.

(c)	In the event of termination under Clause 12.10(b), Clause 19.4 shall apply.

SECTION 13 WARRANTIES

The Supplier shall grant to Customer the Warranty in respect of the Services performed hereunder as set out in Schedule 8.

SECTION 14 AFTER SALES SUPPORT SERVICES

14.1	Supplier shall provide to Customer or the applicable Aircraft Operator (and the use of the term “Customer” in this section 14 shall then be deemed to mean “Aircraft Operator”) the after sales support services in relation to the Services in accordance with the terms of this Clause 14 (the “After Sales Support Services”).

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14.2	The After Sales Support Services shall, except as otherwise agreed in this Clause 14, [*].

14.3	Supplier shall provide the After Sales Support Services in respect of each Contract Aircraft for the lesser of:

(a)	a period of [*] following Redelivery of such Contract Aircraft;

(b)	the period up to the date on which such Contract Aircraft has been out of service continuously for at least [*];

provided, however, that in any event Supplier shall provide After Sale Support Services in respect of the Contract Aircraft for so long as Supplier provides similar after-sale support services for any third party with respect to Boeing 767-300 aircraft converted by Supplier from passenger to freighter configuration.

(the “After-Sales Support Period”).

14.4	As part of the After Sales Support Services Supplier shall provide the following services to Customer for the After Sales Support Period:

(a)	POC

No later than 30 days prior to Scheduled Redelivery Date, Supplier shall designate a point of contact within the Bedek Aviation Group/Aircraft Division or within such group’s successor as the case may be, who, after Redelivery of a Contract Aircraft to Customer, shall be available during normal Supplier business hours to respond to Customer’s requests for After Sales Support Services (a “POC”);

(b)	AOG Desk

(i)	Supplier shall maintain, on a twenty-four (24) hour per day, seven (7) days per week basis (excluding the Jewish Day of Atonement), an Aircraft on Ground POC (the “AOG Desk”).

(ii)	In respect of a call by Customer to the AOG Desk, followed by a detailed email, in regard to an Aircraft on the ground situation (an “AOG Situation”), immediate contact by Supplier’s technical / logistic support personnel shall be made with Customer.

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(iii)	In respect of calls in relation to After Sales Support Services other than to the AOG Desk in respect of an AOG Situation, followed by an detailed email, such contact by Supplier’s technical / logistic support personnel shall be made within two (2) Business Days following Customer’s first call.

(c)	Spares and Repair Services

(i)	Supplier undertakes to supply Customer or the applicable Aircraft Operator, on request, with spare parts for those items and equipment manufactured and supplied by Supplier, and to perform for Customer maintenance and repair services with respect to such items and equipment manufactured, supplied and installed by Supplier.

(ii)	Supplier recommends that Customer maintain at the relevant facility of the Aircraft Operator a store of spares of the type and quantity recommended by Supplier. Such tasks, if not covered by the Warranty, shall be performed at prices and on terms and conditions that shall be mutually agreed upon by Supplier and Customer on a case-by-case basis, [*].

(d)	Airworthiness Directives and Service Bulletins

(i)	Any new Airworthiness Directives related to the STC, or within the responsibility of Supplier under a Conversion Map for the Contract Aircraft, imposed by the Civil Aviation Authorities, shall be reviewed by Supplier, it being a condition to Supplier’s obligation to do so that Customer or the applicable Aircraft Operator shall have promptly advised Supplier in writing of each Civil Aviation Authority, and each change of the Civil Aviation Authority regulating such Contract Aircraft. For the avoidance of doubt, any AD released with respect to and as a result of the Supplier Conversion, as opposed to an AD relating to general freighter conversions, shall be considered a design Defect and handled in accordance with the Warranty contained in Schedule 8.

(ii)

Supplier shall obtain the approval of the Civil Aviation Authorities, in any case where special or alternate means of compliance (“AMOC”) will have to be taken due to the work that has to be done by Supplier to satisfy the relevant Airworthiness Directive. Such alternate means of compliance shall be detailed in the AMOC approval documents. When the AMOC requires detailed instructions a Service Bulletin shall be issued by Supplier and shall be included in the AMOC approval. Each AMOC approval and Service Bulletin (if required) shall be prepared so that

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the necessary variations can be accomplished within the compliance schedule of the regulation to which such Service Bulletin relates, as will be decided by such Civil Aviation Authorities.

(iii)	Any Service Bulletins related to a Contract Aircraft as originally configured (being the configuration prior to Conversion) and issued by the OEM in relation to a Contract Aircraft, shall be reviewed and a report shall be prepared (an “SB Report”) by Supplier [*]. In the event elements of such Contract Aircraft modified by the Conversion are affected by such Service Bulletins, Supplier shall advise Customer and Aircraft Operator in writing of the actions required or recommended and the estimated costs of such actions; provided, however, that if the OEM provides engineering and a parts kit to comply with any such Service Bulletin at no charge to Customer, and such Service Bulletin is necessary, then Supplier will supply to Customer, [*], the parts and engineering required to comply with such Service Bulletin where such elements are concerned.

(iv)	Upon Redelivery of a Contract Aircraft, Supplier shall provide Customer with an “STC Package” for such Contract Aircraft, consisting of:

(A)	a review of all relevant ADs, at the time of Redelivery, providing information with respect to whether the AD provisions are applicable, applicable with changes or non-applicable to such Contract Aircraft (an “AD Review”); and

(B)	a review of all relevant SBs, at the time of Redelivery, providing information with respect to whether the SB provisions are applicable, applicable with changes or non-applicable to such Contract Aircraft (an “SB Review”);

in each case, that were implemented during the performance of the Services.

(v)	All of the After-Sales Support Services provided in this Clause 14.4(d) shall be provided [*] except (i) as referred to in Clause 14.4(d)(i) and (ii) that, if Conversion Kit parts or any other form of Materials are required, [*].

(vi)	In the event of any conflict between the provisions of this Clause 14 and the provisions of the Warranty (Schedule 8), the provisions of the Warranty shall control.

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(e)	Product Improvement

Accomplishment of any other improvement to the Conversion of Aircraft as derived from the accumulative experience of Supplier in the Conversion of Aircraft, or of Customer’s special needs, shall be implemented following issue of approved (by the one or more applicable Civil Aviation Authorities) Service Bulletins where found necessary by Supplier, or requested by Customer, unless covered by the Warranty, at prices and on terms and conditions that shall be mutually agreed upon by Supplier and Customer on a case-by-case basis.

(f)	Manual Updating

Supplier shall, upon request by Customer, update and provide a revision service, in a web-based system in electronic media format, in relation to changes made by the Supplier to any technical manuals and supplements in “ATA 100 Specification” and other documentation related to the Contract Aircraft. Supplier shall charge such amount as agreed in writing between Customer and Supplier.

(g)	Access to Technical Information

(i)	In the event Supplier cannot provide a part in a timely manner to support maintenance or operation of a Contract Aircraft, then, at Customer’s request, Supplier shall provide Customer or Customer’s agent for part design (“Customer Part Designer”) all information (including drawings and manuals) necessary to permit Customer or Customer Part Designer to manufacture against a signed Approval to Manufacture (ATM) for the purposes of maintenance of a Contract Aircraft any parts designed by Supplier and provided as part of the Services for use on a Contract Aircraft.

(ii)	Supplier will provide all installation, assembly and detailed drawings related to the Conversion, which may be required for maintenance of a Contract Aircraft upon written request in support of (i) above.

(h)	Technical Support

(i)	Without prejudice to the Warranty, and upon contact of the POC by Customer or the applicable Aircraft Operator, Supplier shall provide technical advice to assist Customer or the applicable Aircraft Operator with the resolution of any technical problem with the operation of a converted Contract Aircraft which, after reasonable investigation, is not readily identifiable by Customer or such Aircraft Operator but which Customer or such Aircraft Operator reasonably, and in good faith, believes to be attributable to the design characteristics of one or more components of the conversion of such Contract Aircraft, the Services or the Extra Work.

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(ii)	Supplier shall, if requested by Customer or the applicable Aircraft Operator, promptly investigate and analyse each such technical problem and shall recommend such corrective action as may be feasible.

(iii)	Customer or the applicable Aircraft Operator shall furnish to Supplier all data and information in Customer’s or the applicable Aircraft Operator’s possession relevant to each such technical problem, in a format reasonably acceptable to Supplier and Customer shall co-operate with Supplier in the conduct of its investigations and such tests as may be required.

(iv)	Supplier shall promptly advise Customer or the applicable Aircraft Operator in writing at the conclusion of its investigation of Supplier’s opinion as to the cause or causes of such technical problem and Supplier’s recommendation as to corrective action.

(v)	Supplier will also provide advice on maintenance, repair schemes and modifications (including support and development for such schemes and modifications) relevant to the Conversion of the Contract Aircraft.

(vi)	Supplier shall review and approve repairs to any structure or systems which have been affected by the Services or any relevant Extra Work.

(vii)	If requested by Customer or the applicable Aircraft Operator, Supplier shall provide each applicable repair approval on FAA Form 8110-3 or equivalent. [*]

(viii)	Supplier shall, on request, review and approve any repair under any repair scheme conditioned or recommended by the OEM for any structure or system whether or not affected by the Services on the Contract Aircraft. All such reviews and approvals shall be charged at the Extra Work Manhour rates in Schedule 7.

(i)	Training Services

(i)

During the period beginning ninety (90) days prior to the Scheduled Redelivery Date of the first Contract Aircraft and ending one-hundred and eighty (180) days after Redelivery of the final Contract Aircraft, Supplier will provide [*], at the Supplier Site (or such site as is mutually agreed), a familiarisation course relating to the Conversion in the form of a three (3) day B767-300 course for up to [*] of

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Customer’s or the applicable Aircraft Operator’s (or a combination of the two) suitably qualified personnel free of charge per Contract Aircraft. Such training services shall include a training syllabus and training guides for all students (content to be agreed) to familiarise all students with the converted Aircraft.

(ii)	Supplier’s training centre will provide other training services on a re-charge basis in respect of the Aircraft, including airframe, engines, electrical avionics systems, pilot and loadmaster courses. All courses will encompass mechanical and electrical disciplines such that, subject to the appropriate period of experience of the students, they will enable such students to obtain type approval status.

14.5	Subsequent to the Expiration of the After-Sales Support Period

(a)	Subsequent to the expiration of the After-Sales Support Period, or sooner, if Supplier shall not then be continuing to make available After-Sales Support Services of Contract Aircraft in accordance with the provisions of this Agreement, Supplier shall, upon the request of Customer, make available to Customer the documentation in its possession and/or under its control applicable to After-Sales Support Services (the “After-Sales Support Documentation”).

(b)	Customer may use the After-Sales Support Documentation solely for the purpose of providing the After-Sales Support Services described in this Agreement to its lessee or purchaser customers with respect to the Contract Aircraft for so long as it owns or operates the Contract Aircraft.

SECTION 15 LIABILITIES AND INDEMNITIES

15.1	Supplier shall be directly liable to Customer and M&B in respect of:

(a)	any liability under the Warranty;

(b)	the liquidated damages detailed at Clauses 7.4(a);

(c)	the IP Indemnity at Clause 15.7;

(d)	any gross negligence or wilful misconduct of Supplier or any contractor, subcontractor or supplier of Supplier;

(e)	death or personal injury suffered by the directors, employees, servants or agents of Customer or M&B or any of them to the extent due to the negligence or wilful misconduct of Supplier while such persons are present on the Supplier Site for the purposes of this Agreement; and

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(f)	Supplier’s breach of its obligations under this Agreement,

except to the extent such losses result from the grossly negligent act or omission of that which shall be applicable of Customer or M&B (respectively) or any of their respective directors, employees, servants or agents or any of them.

15.2	The express liabilities of Supplier contained in Clause 15.1 shall be in substitution for all other conditions, warranties, representations or obligations whether express or implied, statutory or otherwise which might impose any liability on M&B and/or Supplier, and their respective directors, employees, servants or agents or any of them arising directly or indirectly out of or in connection with the Services provided by Supplier hereunder or otherwise howsoever under this Agreement whether or not due to the negligence, sole or contributory, or other tortious act or omission or breach of contract or statutory duty of M&B and/or Supplier, and their respective directors, employees, servants or agents or any of them which are hereby expressly excluded insofar as such exclusion is permissible in accordance with any applicable provision of New York law in force from time to time, and the provisions of this Agreement shall override any alleged or actual representation or collateral agreement to the contrary. Accordingly, M&B and Supplier’s liabilities under this Agreement shall be limited in accordance with the provisions of Clause 15.1 and this Clause15.2.

15.3	Customer shall indemnify and hold harmless M&B and Supplier their shareholders and any of their respective directors, employees, servants and agents and any of them from and against (and agrees that Customer shall make no claims against M&B and/or Supplier in respect of) any liabilities, actions, losses, claims, proceedings, judgments, damages, obligations, costs and expenses of any nature whatsoever (including legal fees, costs and expenses) not expressly listed in Clause 15.1 above made by whomsoever which may at any time be incurred by or imposed on M&B and/or Supplier, its directors, employees, servants or agents or any of them arising directly or indirectly out of or in connection with the Services and Extra Work provided by Supplier hereunder or otherwise under this Agreement, except to the extent such liabilities, actions, losses, claims, proceedings, judgments, damages, obligations, costs or expenses result from the gross negligence or wilful misconduct of that which shall be applicable of M&B or Supplier or their respective directors, employees, servants or agents. Notwithstanding any provision in this Agreement to the contrary, Customer’s aggregate liability under this Clause 15.3 shall not exceed $750 million.

15.4	Customer retain the right following consultation with M&B or Supplier (as applicable) to assume and control the defence of any claim against Supplier or M&B for which Customer has agreed to indemnify M&B and Supplier under Clause 15.3, wherever Customer determines that it is in its best interest to control such defence. In the event that Customer chooses in its absolute discretion to assume or control the defence:

(a)	Customer shall diligently pursue such proceedings or negotiations;

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confidential treatment and have been filed separately with the SEC.

(b)	Customer shall at all times consult in good faith with M&B or Supplier, as applicable, with respect to actions taken in relation thereto; and,

(c)	Customer agrees not to do or say anything which is materially detrimental to the rights and interests of Supplier or M&B except where Customer is legally compelled to do so by virtue of due process of law,

Supplier and M&B shall give Customer all reasonable assistance for the preparation of such proceedings or negotiations (including prompt provision to Customer of all data, records and assistance within Supplier’s and M&B’s control which are material to any such claim and access to Supplier’s and M&B’s personnel as reasonably relevant to such preparation) and Customer shall not, except pursuant to a final award, pay or accept any such claim or compromise any such proceedings, without the prior written consent of Supplier and/or M&B (as applicable) (such consent shall not be unreasonably withheld, delayed or conditioned). In the event Customer does not elect to assume and control the defense of a claim against Supplier or M&B for which Customer has an indemnification obligation hereunder, neither Supplier nor M&B (as applicable) shall, except pursuant to a final award, pay or accept any such claim or compromise any such proceedings without the prior written consent of Customer (such consent shall not be unreasonably withheld, delayed or conditioned).

15.5	NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, AND EXCEPT FOR THE LIQUIDATED DAMAGES AND OTHER SUMS PAYABLE UNDER CLAUSE 7.4(A), IN NO EVENT SHALL SUPPLIER, M&B, OR CUSTOMER (SUBJECT TO CUSTOMER’S OBLIGATIONS UNDER CLAUSE 15.3 WITH RESPECT TO CLAIMS OF THIRD PARTIES AGAINST SUPPLIER AND/OR M&B), BE LIABLE UNDER THIS AGREEMENT FOR LOSS OF USE, LOSS OF PROFIT AND/OR FOR ANY INCIDENTAL AND/OR INDIRECT AND/OR CONSEQUENTIAL LOSS OR DAMAGE ARISING FROM THIS AGREEMENT OR THE SERVICES PROVIDED PURSUANT HERETO. FOR THE AVOIDANCE OF DOUBT, AND NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL CUSTOMER BE LIABLE TO SUPPLIER OR M&B UNDER THIS AGREEMENT FOR LOSS OF USE, LOSS OF PROFIT AND/OR FOR ANY INCIDENTAL AND/OR INDIRECT AND/OR CONSEQUENTIAL LOSS OR DAMAGE TO THE EXTENT THE SAME IS INCURRED BY SUPPLIER OR M&B ITSELF OR THEMSELVES (AS OPPOSED TO THIRD PARTY CLAIMS – REGARDLESS OF THE TYPE OF DAMAGE CLAIMED – AGAINST SUPPLIER OR M&B WHICH ARE NOT SUBJECT TO THE LIMITATION OF LIABILITY OF THIS SECTION 15.5).

CAM Conversion Agreement

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15.6	(Intentionally omitted)

15.7	Customer acknowledges and agrees that the rates agreed between M&B and Customer for the Services have been calculated (amongst other things) by specific reference to the exclusions and limitations contained in this Clause 15.

15.8	If any claim is made against Customer that the Services, Extra Work or the Conversion infringe, or that the use of the Conversion features of a Contract Aircraft infringes, the patent, copyright, design trade mark or other industrial or intellectual property rights of any other person, Supplier shall fully and effectively indemnify and hold harmless Customer on demand against all loss, damage, costs and expenses awarded against, incurred by or suffered by Customer in connection with or arising out of or as a result of the claim (this “IP Indemnity”) on the condition that:

(a)	The relevant Customer gives Supplier written notice within ten (10) Business Days after Customer receives notice of a suit or action against Customer alleging infringement or within ten (10) Business Days after Customer receives a written claim of infringement, provided, however, that Customer’s failure to provide notice to Supplier of a suit, action or written claim within those period shall not limit Supplier’s indemnity obligations except as and to the extent Supplier is actually and materially prejudiced by such failure.

(b)	Supplier is given full control of any proceedings or negotiations in connection with any such claims and shall diligently pursue them unless all Parties agree otherwise. Supplier shall at all times consult with Customer before taking any action in relation thereto;

(c)	Customer shall give Supplier all reasonable assistance for the preparation of such proceedings or negotiations and shall:

(i)	promptly provide to Supplier all data, records and assistance within Customer’s control which are material to any such claim, suit or action; and

(ii)	(except as to amounts mandated by a judgment) obtain Supplier’s prior approval to pay or assume any liabilities, damages, royalties or costs;

(d)	Except pursuant to a final award, neither Customer, M&B nor Supplier shall pay or accept any such claim or compromise any such proceedings, without the consent of the other(s) (such consent shall not be unreasonably withheld, delayed or conditioned). In the event of a failure of Customer, Supplier, and M&B to agree on the settlement of a claim, the matter shall be referred to the determination of leading patent counsel instructed by the relevant Parties, whose decision shall be final and binding;

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for

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(e)	Customer shall do nothing which would or might vitiate any policy of insurance or insurance cover which M&B and/or Supplier may have in relation to such infringement; and

(f)	Supplier shall be entitled to the benefit of, and Customer shall accordingly account to Supplier for, all damages and costs (if any) awarded in favour of and paid to Customer which are payable or agreed with the consent of Customer (which consent shall not be unreasonably withheld, delayed or conditioned) to be paid by any other party in respect of any such claim of infringement to the extent that it has been the subject of an indemnity from Supplier under this Clause which has been satisfied by Supplier.

(g)	Supplier’s obligations and Customers’ remedies herein consist of, at Supplier’s option, replacing an infringing item or otherwise curing any infringement to the extent that such replacement or cure avoids any claim, loss, damage, cost or expense otherwise indemnifiable by Supplier under this Clause 15.7.

(h)	This IP Indemnity shall not apply unless, from the time of design of the allegedly infringing Contract Aircraft or Item until the resolution of the infringement claim, the country and flag country of such Contract Aircraft:

(i)	are fully bound by the Chicago Convention on International Civil Aviation of December 7, 1944, and are fully entitled to all benefits of Article 27 thereof; or

(ii)	are parties to the International Convention for the Protection of Industrial Property (“Paris Convention”).

(i)	This IP Indemnity shall not apply to Customer Items or engines.

15.9	Liability of M&B and Supplier

(a)

For the avoidance of doubt, wherever in this Agreement or any document or certificate delivered in connection herewith M&B undertakes or assumes a liability, obligation, duty or responsibility or delivers a certificate, whether or not expressly stated to be a joint undertaking with Supplier, Supplier shall be jointly and severally liable for such liability, obligation or responsibility or certification of M&B, and Customer shall be free to look to Supplier to satisfy or perform such liability, obligation, duty or responsibility or certification without first making any demand upon, and irrespective of any partial performance by, M&B. Upon any failure by M&B to perform its obligations hereunder or

CAM Conversion Agreement

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any document or certificate delivered in connection herewith (or Supplier to perform such obligations for M&B), Customer agrees that it shall only seek recourse against Supplier and only upon failure by Customer to obtain a final, non-appealable court order obtaining such relief against Supplier shall Customer seek recourse against M&B.

(b)	The Supplier acknowledges and agrees it has undertaken and accepted the imposition on it of direct duties and obligations owed, or that may become owing, to Customer under and in accordance with the terms of this Agreement and that this Agreement is intended to impose such direct duties and obligations on Supplier.

(c)	Customer hereby irrevocably waives any claim against M&B and each of its shareholders for failure by Supplier to perform any of its obligations hereunder or under any document or certificate delivered in connection herewith.

(d)	The parties hereto acknowledge that the Supplier shall be solely responsible for all product liability claims arising under or with respect to this Agreement and that M&B and/or its shareholders shall in no event have any liability for such product liability claims.

SECTION 16 INSURANCE OBLIGATIONS

16.1	Customer’s Insurance

Customer, at its expense, effective upon delivery of a Contract Aircraft to the Designated Site and, until the earlier to occur of the next “D” check of such Contract Aircraft and the third anniversary of Redelivery of such Contract Aircraft, shall maintain, or cause to be maintained, in full force and effect, in respect of such Contract Aircraft, the following insurances:

(a)

Hull All-Risks Insurance (with a deductible not to exceed One Million US Dollars (US$1,000,000) and Hull War and Allied Perils Insurance (with acceptable deductible and standard exclusions) on the ground and in flight (excluding, however, the Functional Check Flights), in the initial stated amount of not less than Twenty Million US Dollars ($20,000,000) (being not less than the value of a Contract Aircraft declared by Customer prior to commencement of Supplier’s performance hereunder) (without any limitations and such insurance shall not be subject to AVN 29). Such initial stated amount of insurance coverage of a Contract Aircraft shall be increased progressively, from time to time, during performance of the Services, if and as reasonably necessary to reflect the addition to the value of such Contract Aircraft resulting from performance of the Services so that the insured value of the Contract Aircraft is not less than its then reasonable value including such addition to the value resulting from the performance of such services. Each such increase in the amount of the insurance coverage shall be made at the time/s and for the

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amount/s reasonably specified by M&B and/or Supplier from time to time by written notice to Customer’s insurers. M&B and Supplier shall be loss payees under the Hull Coverage for each Contract Aircraft to the extent of the amounts owed by Customer hereunder with respect to that Contract Aircraft, provided that M&B and Supplier shall no longer be loss payees under the Hull Coverage for a Contract Aircraft once the Customer has paid all amounts due to Supplier and M&B hereunder for Services and Extra Work with respect to that Contract Aircraft. Third Party Aircraft, Legal Liability (including liability towards air crew, technical staff accompanying the Contract Aircraft and passengers liability), Public Liability, Bodily Injury, and Property Damage Insurance (collectively, “Liability Insurance”) in respect of the Contract Aircraft, in an amount not less than Five Hundred Million US Dollars (US$500,000,000) (with a deductible not to exceed One Million US Dollars (US $1,000,000), naming M&B and Supplier as additional insureds (with standard limitations and such Liability Insurance shall not be subject to AVN 53).

(b)	Such insurance coverages shall contain:

(i)	a breach of warranty Clause;

(ii)	a Clause providing 30 days (7 days, in the case of war and related perils) prior written notice to Supplier and M&B of cancellation or change; and

(iii)	an express waiver by the insurer thereof of its right of subrogation against M&B and Supplier.

16.2	Supplier’s Insurance

Supplier shall, at all times relevant hereto and at its own expense, maintain, and cause each Designated Site to maintain,

(a)	Hanger-Keeper’s insurance (with limits of Five Hundred Million US Dollars (US $500,000,000) and a deductible not to exceed One Million US Dollars (US $1,000,000)) insuring Supplier’s or such Designated Site’s, as applicable, legal liability for a Contract Aircraft and any Customer Furnished Equipment while it is on the ground at its Designated Site and providing for insurance coverage insuring Supplier’s liabilities under clauses 15.1(b) and 15.1(c). The policies of such insurance shall name Customer and M&B as an additional insured and shall contain an express waiver by the insurer thereof of its right of subrogation against Customer and M&B.

(b)	Products Liability Insurance with limits of One Hundred Fifty Million US Dollars (US $150,000,000) and a deductible not to exceed One Million US Dollars (US $1,000,000), naming Customer as an additional insured and containing an express waiver by the insurer of its right of subrogation against Customer.

CAM Conversion Agreement

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16.3	State of Israel Coverage

While a Contract Aircraft is at the Supplier Site, there is, as of the date of this Agreement, and there will be, to the best of Supplier’s knowledge, in effect throughout the time that such Contract Aircraft will be at the Supplier Site, a provision of the State of Israel Property Tax and Indemnification Law regulations, which provides, in sum and substance, that the owner of an aircraft (or the party responsible for bearing the costs of “war damages”), not registered in Israel and not required to be so registered, and which is in Israel (including its airspace) for the sole purpose of being repaired and/or upgraded and which sustains “war damage” shall be entitled to receive 100% of the value of such “war damage” to such aircraft, where for such purpose, “war damage” means damage that is caused to physical property due to war activities by enemy regular forces, or due to other hostile activities against Israel, or due to war activities of the Israel Defense Forces.

16.4	Other Insurance Provisions and Requirements

(a)	The insurance coverages to be maintained by the Parties under Clauses 16.1 and 16.2 above (the “Insurance Policies”) shall be primary insurance, and any insurance in the hands of another Party hereto which may cover the risks insured under the Insurance Policies shall be excess insurance over any other valid and collectable insurance available to the Party required to indemnify the other Party hereunder, without right of participation.

(b)	All of the insurance policies of each Party shall be written through a company or companies reasonably satisfactory to the other Party.

(c)	No later than two (2) Business Days prior to delivery of an Aircraft to the Supplier Site, Supplier shall furnish to Customer, and Customer shall furnish to Supplier and M&B, Certificates of Insurance certifying that such policies of insurance, endorsed as required under this Agreement, are in full force and effect and comply with the terms, conditions, and insurance provisions identified above and that Customer and M&B shall each be given thirty (30) days (seven (7) days with respect to war and allied perils) prior written notice by the insurers in the event that either the insurers or Supplier, as the case may be, desire to cancel or change such policies to materially reduce the coverage thereof.

(d)	Each Party shall be responsible for all deductibles under its Insurance Policies set out in Clauses 16.1 and 16.2 above, except as may otherwise be expressly provided in this Agreement.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for

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(e)	It is envisaged that each of Supplier and Customer will produce draft insurance certificates and brokers letters of undertaking in a timely manner to the other for approval prior to Delivery (in the case of the Supplier) and Redelivery (in the case of Customer).

SECTION 17 DISPUTE RESOLUTION

17.1	Any dispute, difference or claim arising out of or in connection with this Agreement (including any dispute as to the existence, scope, validity or termination of this Agreement or of this Clause) which cannot be amicably settled in good-faith discussions between the Parties shall be finally resolved by reference to the exclusive jurisdiction of the courts located in New York City to which each of the Parties irrevocably agrees to submit, except as set forth in Clauses 17.2 and 17.3 below.

17.2	Any dispute arising in connection with this Agreement as to:

(a)	whether or not a Contract Aircraft is ready for Redelivery; or

(b)	the validity of any warranty claim made under Schedule 8, paragraph 9.

shall be referred to an expert FAA Designated Engineering Representative (“FAA DER”) chosen by the Parties or (in default of express agreement within fourteen (14) days of nomination of any such FAA DER by the Parties) a person of similar standing appointed at the request of any Party by application of Clause 17.1 above (an “Expert”):

(i)	the FAA DER or Expert, as applicable, shall be instructed to notify the Parties of his determination of any matter referred to him within thirty (30) Business Days of such referral;

(ii)	the Parties shall be entitled to make written submissions to the FAA DER or Expert, as applicable, but, subject thereto, the FAA DER or Expert, as applicable, shall have power to determine the procedure to be followed in relation to his determination; and

(iii)	in making his determination, the FAA DER or Expert, as applicable, shall act as an expert and not as an arbitrator, his decision as to any matter referred to him for determination shall in the absence of manifest error be final and binding in all respects on the Parties and shall not be subject to question on any ground whatsoever.

17.3	Nothing in this Agreement shall operate to disentitle a Party or Parties from pursuing an application for injunctive or declaratory relief before a court of competent jurisdiction.

CAM Conversion Agreement

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17.4	Service of Legal Process

(a)	Customer hereby agrees that service to the individuals at the addresses listed for it in Section 20.2, via commercial courier which retains a record of delivery or via certified mail, return receipt requested, shall constitute proper service upon Customer of an action or proceeding relating to this Agreement brought under the terms of Section 21 below and such service shall be deemed made upon receipt by Customer. Customer shall provide, within three (3) business days of receipt of a summons and complaint or summons and notice, a duly notarized acknowledgment of such service to M&B and Supplier’s attorneys of record.

(b)	Supplier hereby irrevocably authorises and appoints Cohen Tauber Spievack & Wagner, with offices at 420 Lexington Avenue, Suite 2400, New York, New York, 10170 (or such other entity as they may from time to time by joint written notice to Customer substitute) to accept service of all legal process arising out of or connected with this Agreement and service on such agent (or such substitute) shall be deemed to be service on Supplier.

(c)	M&B hereby irrevocably authorises and appoints Cohen Tauber Spievack & Wagner, with offices at 420 Lexington Avenue, Suite 2400, New York, New York, 10170 (or such other entity as they may from time to time by joint written notice to Customer substitute) to accept service of all legal process arising out of or connected with this Agreement and service on such agent (or such substitute) shall be deemed to be service on M&B.

SECTION 18 CONFIDENTIAL INFORMATION

18.1	Each Party shall keep and procure to be kept secret and confidential all Confidential Information belonging to the other Parties and disclosed or obtained as a result of the relationship of the Parties under this Agreement and, subject to Clause 18.2, shall not use nor disclose any Confidential Information without the written consent of the other Parties. Each Party shall be responsible to the other(s) in respect of any disclosure or use of such Confidential Information by a person to whom disclosure is made by it.

18.2	Clause 18.1 above shall not preclude any Party disclosing information:

(a)	in accordance with any legal requirement so to do;

(b)	to its respective professional advisers and auditors;

(c)	to its respective lenders and investors and prospective lenders and investors, provided such persons or entities sign a non-disclosure agreement with the disclosing party hereunder on

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terms similar to the confidentiality terms of this Agreement or are otherwise bound by a confidentiality agreement with Customer which prohibits the disclosure of such confidential information or its use for any purpose other than the evaluation of a financing or investment and M&B and Supplier are third party beneficiaries of such agreement;

(d)	for the purpose of exercising its rights or performing its obligations under this Agreement;

(e)	which is in the public domain other than in breach of this Agreement or any other confidentiality agreement;

(f)	to any taxation authority;

(g)	which it becomes lawfully in possession of and owed in respect of it no pre-existing duty of confidentiality to the providing Party; or

(h)	which the recipient Party can prove by written evidence was already known to it before its receipt from the providing Party;

provided that, in the case of Clause 18.2(b), such disclosures shall be made under undertakings of confidentiality equivalent to those contained in this Agreement.

The provisions of this Clause 18 shall survive any termination of this Agreement.

SECTION 19 TERMINATION

19.1	Termination by M&B

(a)	In the event that Customer fails to make any payment within two (2) Business Days following notice of non-payment, M&B shall be entitled to terminate this Agreement as to Customer and, without prejudicing any other right or remedy it may have, Clause 5.3 shall apply.

(b)	M&B shall be entitled to terminate this Agreement as to Customer forthwith by written notice to Customer, as appropriate, if:

(i)	an Encumbrancer takes possession of a material part or a receiver is appointed over any of the property or assets of Customer;

(ii)	Customer makes any voluntary arrangement with its creditors or becomes subject to an administration order;

(iii)	Customer goes into liquidation; and/or

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(iv)	any other analogous events to Clauses 19.1(b)(i) to (iii) occur in any jurisdiction.

(c)	In the event of termination under Clause 19.1(b), Clause 19.4 shall apply.

19.2	Termination by M&B and/or Supplier

(a)	M&B and/or Supplier shall be entitled to terminate this Agreement in respect of a particular Contract Aircraft, but not this Agreement as a whole, in accordance with Clauses 5.7(d), 12.10(a), and 12.10(b) and

(b)	M&B and/or Supplier shall be entitled to terminate this Agreement in respect of a particular Contract Aircraft, but not this Agreement as a whole, if Supplier, in good faith and using best efforts, determines within thirty (30) days of receipt of all the Customer Furnished Documentation for a Contract Aircraft that it is unable to Convert such Contract Aircraft because of an Aircraft Condition Cause (per section 6.3 (b) (ii)). Supplier shall advise Customer of such Aircraft Condition Cause promptly after making such determination.

19.3	Early Termination by Customer

(a)	In addition to any other right of termination provided herein, Customer shall have the right to terminate this Agreement with respect to one or more Contract Aircraft by delivering written notice of termination to Supplier at any time prior to such Contract Aircraft’s Scheduled Delivery Date upon payment to M&B of the applicable amount listed below:

[*]

(b)	The Parties acknowledge and agree that any amount payable pursuant to Clause 19.3 shall not be deemed to be a penalty but shall be deemed liquidated damages to account for losses incurred by Supplier and M&B in the event of termination during the periods described above, which losses are not capable of being measured at this time.

(c)	Upon termination pursuant to this Clause 19.3 in respect of any Contract Aircraft, M&B shall refund all payments, if any, made by Customer in respect of such Contract Aircraft. Upon payment by Customer of the applicable amount pursuant to this Clause 19.3 for any Contract Aircraft (or after offsetting or recoupment as provided in the preceding sentence), Customer shall have no further obligation to M&B and Supplier pursuant to this Agreement in respect of such Contract Aircraft.

CAM Conversion Agreement

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19.4	Effect of Termination Following Delivery

Upon termination of this Agreement, in accordance with Clauses 6.3(e), and 19.1(b), in respect of one or all Contract Aircraft which is located at a Designated Site:

(a)	Customer shall pay to M&B the agreed-upon prices for all Services (or partial Services) performed by Supplier in respect of the affected Contract Aircraft plus, at Customer’s option, cost and expense:

(i)	the cost of restoring such Contract Aircraft to a condition permitting a ferry flight to a site designated by Customer; or,

(ii)	the cost of restoring such Contract Aircraft to a condition suitable to Customer and acceptable to Supplier; and,

(b)	M&B and/or Supplier shall:

(i)	refund any and all amounts paid by Customer in respect of such Contract Aircraft as of the date of termination in excess of such amounts to be paid to M&B; and,

(ii)	Supplier shall redeliver to Customer, or permit Customer to obtain, all unused Customer Furnished Items with respect to such Contract Aircraft at Customer’s expense, and

(c)	except as provided in this Clause 19.4, no Party shall have any further liability to any other Party under this Agreement or otherwise with respect to such Contract Aircraft.

19.5	Any termination pursuant to this Agreement in respect of a particular Contract Aircraft shall not relieve any Party from obligations or liabilities incurred under this Agreement before the date of effectiveness of such termination in respect of such Contract Aircraft nor shall any such termination prejudice the rights or remedies of the Parties hereto or their obligations arising out of such termination to the extent arising at law or pursuant to any provision of this Agreement.

SECTION 20 MISCELLANEOUS

20.1	Party Representatives

(a)	Customer, M&B and Supplier shall provide and nominate, in a timely manner, and at their respective expenses, the Customer Representative, M&B Representative and Supplier Representative, respectively, throughout the period of Conversion of the Contract Aircraft.

(b)	Customer Representative and M&B Representative shall liaise when required directly with the Supplier Representative and they shall together be the prime means of communication among the Parties in respect of all Services carried out by Supplier.

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(c)	Customer Representative and M&B Representative shall at all times comply with the health, safety and security requirements of Supplier or, in the case of a different Designated Site, the operator thereof, and shall generally conduct themselves in accordance with the reasonable requirements of Supplier, or such operator, in whatever part of the Supplier Site, or other Designated Site, as agreed, they may be at the time.

20.2	Notices

(a)	Any notice:

(i)	which is given under this Agreement shall be: in writing and delivered by hand or sent by commercial courier or by facsimile; respectively addressed as follows:

(A)	If to Customer, to:

Cargo Aircraft Management, Inc.

7100 TPC Drive, Suite 100,

Orlando, FL 32822, USA

Attention: General Counsel

Fax No: 407-517-0302

Email: legal@cargoleasing.com

(B)	If to M&B, to:

M&B CONVERSIONS LIMITED

29/31 Glasthule Road,

Glasthule, Co. Dublin, Ireland

Attention: Managing Director

Facsimile No.: +353 1 230 3013

Email: jreinherz@mbconversions.com

with a copy to:

ISRAEL AEROSPACE INDUSTRIES LTD.

Bedek Aviation Group

Aircraft Division

Ben Gurion International Airport

70100 Israel

Attention: Director of Contracts and Customer Support

Facsimile No.: 972-3-935-8953

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(C)	If to Supplier, to:

ISRAEL AEROSPACE INDUSTRIES LTD.

Bedek Aviation Group

Aircraft Division

Ben Gurion International Airport

70100 Israel

Attention: Director of Contracts and Customer Support

Facsimile No.: 972-3-935-5495

with a copy to:

Director of Finance, Aircraft Division

Facsimile No.: + 972-3-935-7471

Legal Department

Facsimile No.: +972-3-935-8987

with a copy to:

M&B at the address above

or to any other address which the relevant Party has notified in writing, with no less than five (5) Business Days’ notice, as being its address for service; and

(ii)	shall be deemed to be served on the day when delivered.

(b)	If the deemed day of any notice is outside business hours, as defined in the definition of the “Business Day”, in the recipient’s location then such notice shall be deemed to be served on the next Business Day in the recipient’s location.

(c)	All times in this Clause 20.2 are those of the location where the notice is received.

(d)	To prove service a Party shall only need to show that the notice was properly addressed and actually delivered (which, in the case of a facsimile, may be by facsimile transmission confirmation).

(e)	A notice may not be served by e-mail.

20.3	Taxes

(a)

The Parties agree that Supplier shall be solely responsible for the payment of any and all taxes and other governmental assessments of any nature due or asserted in Israel and in any national or local jurisdiction of any Designated Site with respect to or in any way arising out

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of or resulting from this Agreement, the parties’ respective performances hereunder or the payment of sums hereunder or with respect hereto. In addition, and without limiting the foregoing, Supplier shall bear, or shall require its contractors, subcontractors and suppliers to bear, any and all taxes or governmental assessments charged by any national or local jurisdiction of any country where any such contractor, subcontractor or supplier may be located and related to or arising out of the provision of any parts or services with respect to this Agreement and the services contemplated hereby. Supplier shall indemnify M&B and Customer for any payment by M&B or Customer in connection with the enforcement of any and all such taxes and governmental assessments (including penalties or interest payable in connection therewith).

(b)	The Parties agree that M&B shall be solely responsible for the payment of any and all taxes and other governmental assessments of any nature due or asserted in Ireland with respect to or in any way arising out of or resulting from this Agreement, the Parties’ respective performances hereunder or the payment of sums hereunder or with respect hereto. M&B shall indemnify Supplier and Customer for any payment by Supplier or Customer in connection with the enforcement of any and all such taxes and governmental assessments (including penalties or interest payable in connection therewith).

(c)	The Parties agree that Customer shall be solely responsible for the payment of any and all taxes and other governmental assessments of any nature due or asserted in the United States with respect to or in any way arising out of or resulting from this Agreement, the Parties’ respective performances hereunder or the payment of sums hereunder or with respect hereto. Customer shall indemnify M&B and Supplier for any payment by M&B or Supplier in connection with the enforcement of any and all such taxes and governmental assessments (including penalties or interest payable in connection therewith).

(d)	Notwithstanding any contrary provision of this Agreement, each Party shall be solely responsible for, and shall not be entitled to any indemnification hereunder for, any and all taxes and other governmental assessments of any nature imposed upon or measured by such Party’s income.

20.4	Future Regulatory Change

If any law or governmental regulation or change in the interpretation thereof by a governmental agency of the United States Government or other applicable governmental agency, including ADs issued by the FAA or other appropriate Civil Aviation Authority, which is promulgated on a date subsequent to the date of this Agreement, requires any change, addition or modification in a Contract Aircraft or in the STC Services, the Services or Conversion work as to any Contract

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Aircraft, or in Customer Furnished Equipment in order for Supplier to either complete the STC Services or, as to any Contract Aircraft, the Services or comply with any of its obligations hereunder, such change, addition or modification to such Contract Aircraft, or Customer Furnished Equipment or in the STC Services, Services, Conversion work as to any Contract Aircraft shall be made at Customer’s expense, and the Parties will execute an amendment to this Agreement reflecting such change. If Redelivery of an Aircraft to Customer will be delayed by reason of any such change in law, the Scheduled Completion Date of such Contract Aircraft shall be appropriately extended as mutually agreed in writing by the Parties.

20.5	[*]

20.6	M&B Approval

M&B may delegate all or part of its obligations in respect of the approval of any work or action undertaken or performed under the terms of this Agreement, from time to time to Supplier and/or any such other person(s) as M&B may select. If M&B selects person(s) other than Supplier, M&B shall upon reasonable notice inform Customer and Supplier in writing of the identity and authorised signatory(ies) of such person(s).

20.7	Assignment and Transfer

(a)	This Agreement is personal to Customer, M&B and Supplier and, shall not be assigned or transferred, in whole or in part, by any Party without the other Parties’ prior written consent;

(b)	Any attempted assignment of rights or transfer of rights and/or obligations without such prior written consents shall be null and void.

(c)	This clause shall not prevent Supplier from subcontracting appropriate parts of the Services and Extra Work in accordance with normal Supplier practices and procedures.

(d)	Notwithstanding Clauses 20.7(a) and 20.7(b), Customer may, without the consent of M&B or Supplier:

(i)	assign all of Customer’s rights and obligations under this Agreement to (A) any successor to all or substantially all of Customer’s assets, or (B) any person who controls Customer, any person controlled by Customer, or any person under common control with Customer (with “control” for such purpose meaning the power to vote more than 50% of the equity interests of the relevant entity);

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(ii)	assign all of Customer’s rights and obligations under this Agreement with respect to any particular Contract Aircraft to the owner or to a subsequent purchaser of that Contract Aircraft; or

(iii)	assign to any extent to the lessee or Aircraft Operator any or all of Customer’s rights hereunder with respect to that Contract Aircraft (including without limitation any warranty rights and any rights to After Sales Support Services), or allow such lessee or Aircraft Operator to exercise those rights on Customer’s behalf, for the term during which that Contract Aircraft is leased to or operated by that lessee or Aircraft Operator, provided that:

(i)	Customer provides M&B and Supplier with at least 14 days prior written notice of the proposed assignment and transfer, naming the proposed assignee and describing its business;

(ii)	the assignee agrees in writing to be bound by, and to honor, all of the terms of this Agreement by executing a deed of novation, or other similar document, the form of which shall be reasonably acceptable to M&B and Supplier but which shall not increase the obligations or decrease the rights of Customer (including such assignee) under this Agreement;

(iii)	the credit standing of such assignee is acceptable to M&B, in its sole discretion;

(iv)	the assignee is not a person or entity operating or located in (or controlled by any person or entity that are located in ) a country with which Israel does not have diplomatic relations;

(v)	the assignee is not a person or entity that has been in breach under any contract with Supplier; and

(vi)	such assignment, or the performance of this Agreement after such proposed assignment, is not contrary to applicable law.

(e)	In addition to and notwithstanding the above, (i) Customer may assign this Agreement in whole or in respect to any one or more of the Aircraft to an affiliated company which owns (beneficially or by way of legal title) or operates such Contract Aircraft (the “Owner/Operator”), (ii) Owner/Operator may assign this Agreement as collateral for the financing of the Conversion to a financing party, and/or (iii) Customer may assign this Agreement as collateral for the financing of the Conversion, so long as Customer provides a guarantee of all obligations of Owner/Operator under this Agreement or otherwise.

CAM Conversion Agreement

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20.8	Non-Waiver

The failure of a Party to enforce at any time any of the provisions of this Agreement, or to require at any time the performance by any other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, or in any way affect the validity of this Agreement or any part thereof, or the right of such Party to enforce each and every such provision at some later date.

20.9	Survival

The obligations contained in Clauses 11 (Prices), 13 (Warranties), 14 (After Sales Support Services), 15 (Liabilities and Indemnities), 16 (Insurance Obligations), 18 (Confidential Information), 20 (Miscellaneous) and 21 (Governing Law) shall survive the expiration or termination of this Agreement and remain in full force and effect.

20.10	Captions

The caption headings of the Clauses appearing in this Agreement are for convenience of reference only and shall not be construed in any way to limit or extend the language of the provisions to which they refer.

20.11	Preamble and Schedules

The Preamble to this Agreement and the Schedules and Appendices attached hereto form an integral part hereof.

20.12	Entire Agreement

(d)	This Agreement constitutes the entire agreement, and supersedes all previous communications, representations or agreements, either oral or written, heretofore made between the Parties relating to the subject matter of this Agreement. This Agreement may not be varied other than in writing duly signed by an authorised representative of each Party.

(e)	Each Party acknowledges that it has not relied upon or been induced to enter into this Agreement by a representation other than those expressly set out in this Agreement.

20.13	Representations of M&B

M&B hereby represents and warrants to Customer and Supplier that:

(d)	M&B is a duly organised and validly existing private company limited by shares under the laws of Ireland;

CAM Conversion Agreement

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(e)	M&B has full power, authority and legal right to execute, deliver and perform this Agreement;

(f)	The execution and delivery of this Agreement by M&B and the performance by M&B of its obligations under this Agreement:

(i)	do not require the approval or consent of any Person; and,

(ii)	will not conflict with, or constitute a violation of:

(A)	any of the terms or provisions of the constituent documents of M&B;

(B)	any of the terms or provisions of any material agreement to which M&B is a party or which purports to be binding on it or its property; or,

(C)	any applicable law, rule or regulation or any order, judgment or decree of any Governmental Authority; and,

(g)	This Agreement has been duly authorised, executed and delivered by M&B and constitutes the valid and legally binding obligation of M&B, enforceable against M&B in accordance with its terms under the laws of Ireland and under New York law, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.

20.14	Representations of Supplier

Supplier hereby represents and warrants to Customer and M&B that:

(d)	Supplier is a corporation, duly organised and validly existing under the laws of the State of Israel;

(e)	Supplier has full power, authority and legal right to execute, deliver and perform this Agreement;

(f)	The execution and delivery of this Agreement by Supplier and the performance by Supplier of its obligations under this Agreement:

(i)	do not require the approval or consent of any Person;

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(ii)	will not conflict with, or constitute a violation of:

(A)	any of the terms or provisions of the constituent documents of Supplier;

(B)	any of the terms or provisions of any material agreement to which Supplier is a party or which purports to be binding on it or its property; or,

(C)	any applicable law, rule or regulation or any order, judgment or decree of any Governmental Authority;

(g)	This Agreement has been duly authorised, executed and delivered by Supplier and constitutes the valid and legally binding obligation of Supplier, enforceable against Supplier in accordance with its terms under the laws of the State of Israel and under New York law, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law;

(h)	Supplier is an FAA certified repair station, holding Certificate No. MK1Y325K; and

(i)	The operators of all Designated Sites, shall be FAA certified repair stations holding current certification certificates.

20.15	Representations of Customer

Customer hereby represents and warrants to M&B and Supplier that:

(d)	Customer is a corporation duly organised, validly existing and in good standing under the laws of Florida;

(e)	Customer has full corporate power, authority and legal right to execute, deliver and perform this Agreement;

(f)	The execution and delivery of this Agreement by Customer and the performance by Customer of its obligations under this Agreement:

(i)	do not require the approval or consent of any Person;

(ii)	will not conflict with, or constitute a violation of:

(A)	any of the terms or provisions of the constituent documents of Customer;

(B)	any of the terms or provisions of any material agreement to which Customer is a party or which purports to be binding on it or its property; or,

CAM Conversion Agreement

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(C)	any applicable law, rule or regulation or any order, judgment or decree of any Governmental Authority;

(g)	This Agreement has been duly authorised, executed and delivered by Customer and constitutes the valid and legally binding obligation of Customer, enforceable against Customer in accordance with its terms under the laws of Florida and New York law subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law; and

(e)	Customer irrevocably and unconditionally waives any immunity to which it or its property may at any time be entitled, whether characterized as sovereign immunity or otherwise, from any claim or action in connection with this Agreement as may be brought in any jurisdiction, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

20.16	Counterparts

This Agreement maybe executed in any number of separate counterparts by the Parties, and each counterpart shall, when executed and delivered, be deemed to be an original document, but all counterparts shall together constitute one and the same document.

20.17	Third Party Benefit

No third party is intended to benefit from, nor may any third party seek to enforce, any of the terms and provisions of this Agreement, except that, upon Customer’s written consent Supplier will honor Warranty claims under Schedule 8 submitted by a Customer or an Aircraft Operator for a Contract Aircraft on which Supplier has completed Services.

20.18	Publicity

Except as required by law or by any regulatory authority, no Party shall make any public statement of any nature (including but not limited to press releases, circulars and public announcements) which concerns this Agreement or any of the matters referred to in it without the consent of the other Party.

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SECTION 21 GOVERNING LAW

The validity, construction and performance of this Agreement shall be governed by New York Law.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have signed this Agreement on the date set forth above.

CUSTOMER

By:	/s/ Joseph C. Hete	By:	/s/ George A. Golder

Print Name:	Joseph C. Hete	Print Name:	George A. Golder

Title:	CEO	Title:	Secretary

M&B CONVERSIONS LIMITED

By:	/s/ Joseph Reinherz

Print Name:	Joseph Reinherz

Title:	Managing Director

ISRAEL AEROSPACE INDUSTRIES LTD. (as Supplier)

By:	/s/ E. Hattem	By:	/s/ J. Vistanetzky

Print Name:	E. Hattem	Print Name:	J. Vistanetzky

Title:	GM Bedek Aviation	Title:	GM Finance Div., Bedek

	Group/IAI		Aviation Group, IAI

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Schedule 1

Aircraft Description and Program Schedule

SECTION 1. Aircraft Description

1.1	The Aircraft are:

FIRST FIRM AIRCRAFT:

AIRCRAFT Model: 767-338ER		Reg No:

AIRCRAFT Type: 767-300		MSN:	24146

ENGINES	Model: CF6-80C2B6

	Type:

Engine Serial Number	(1)

	(2)

MTOW: 408,000 Lb	MLW: 320,000 Lb	MZFW: 288,000 Lb

SECOND FIRM AIRCRAFT:

AIRCRAFT Model: 767-338ER		Reg No:

AIRCRAFT Type: 767-300		MSN:	24317

ENGINES	Model: CF6-80C2B6

	Type:

Engine Serial Number	(1)

	(2)

MTOW: 408,000 Lb	MLW: 320,000 Lb	MZFW: 288,000 Lb

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THIRD FIRM AIRCRAFT:

AIRCRAFT Model: 767-338ER		Reg No:

AIRCRAFT Type: 767-300		MSN:	24407

ENGINES	Model: CF6-80C2B6

	Type:

Engine Serial Number	(1)

	(2)

MTOW: 408,000 Lb	MLW: 320,000 Lb	MZFW: 288,000 Lb

SECTION 2 PROGRAM SCHEDULE - CONVERSION SLOTS

M&B and Supplier shall reserve, in relation to the Firm Aircraft detailed in the table below, the respective Conversion Slots as allocated to such Contract Aircraft in the table below (each a “Conversion Slot”).

Aircraft	Scheduled Delivery Date	Initial Scheduled Redelivery Date

FIRST FIRM	[*]	[*]

SECOND FIRM	[*]	[*]

THIRD FIRM	[*]	[*]

OPTION AIRCRAFT	[*]	[*]

*	Including: Holidays, Maintenance and extension due to late delivery of Customer Furnished Documentation
**	Including: Holidays

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Schedule 2

Specification

1. “Specification” shall mean the specification described below, as agreed with Customer and M&B, with the revision numbers stated below and as attached to this Agreement, as updated from time to time by Variations:

No.	MSN	Revision No.	Revision Date	MSN

[1]	371-00-00-C8003	2.6.3	July 12, 2010	24146, 24317, 24407

Note: Specifications for Option Aircraft will be provided by Supplier upon receipt of Option Aircraft Technical Data.

2. WEIGHT UPGRADES

Aircraft	MSN	Incoming Weights				Outgoing Weights				Total Weight Upgrade
		MTW	MTOW	MLW	MZFW	MTW	MTOW	MLW	MZFW
1	24146	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
2	24317	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
3	24407	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
4-10	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD

[*]

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Schedule 3

Customer and Supplier Furnished Documentation and Equipment

SECTION 1. CUSTOMER FURNISHED DOCUMENTATION

Doc No	Description	Date of Delivery by Customer*	Date and Condition of Redelivery by Supplier

1	Aircraft Maintenance Manual (“AMM”)	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

2	Wiring Diagram Manual (“WDM”)	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

3	Illustrated Parts Catalog (“IPC”)	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

4	System Schematic Manual	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

5	Airplane Flight Manual (“AFM”)	Deliver with Aircraft	In final supplement form at Redelivery

6	Operations Manual	Four (4) months prior to Delivery	In final supplement form at Redelivery

7	Weight and Balance Manual	Four (4) months prior to Delivery	In final supplement form at Redelivery

8	Weight and Balance Report	Four (4) months prior to Delivery	In final supplement form at Redelivery

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Doc No	Description	Date of Delivery by Customer*	Date and Condition of Redelivery by Supplier

9	Electrical Loads Analysis Report	Four (4) months prior to Delivery	In final supplement form at Redelivery

10	Interior Configuration Diagram	Four (4) months prior to Delivery	N/A

11	Quick Reference Handbook	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

12	Master Minimum Equipment List (MMEL)	N/A	FAA approval of Supplier’s changes resulting from the Conversion Services will be available to Customer on the FAA website.

13	Minimum Equipment List (MEL)	Four (4) months prior to Delivery	Changes to be made by Customer based upon the FAA approval of the Conversion changes as per item 12.

14	Maintenance Planning Data ([MSG-3 MPD] TO CONFIRM)	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

15	Fault Report Manual	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

16	Fault Isolation Manual	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

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Doc No	Description	Date of Delivery by Customer*	Date and Condition of Redelivery by Supplier

17	Aircraft Log Book	Deliver with Aircraft	Returned at Redelivery

18	Structural Repair Manual	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

19	List of all ADs and SBs implemented on a Contract Aircraft	Four (4) months prior to Delivery	At Redelivery

20	List of all ADs and SBs to be implemented by Supplier	Three (3) months prior to Delivery	N/A

21	Operational Manual	Four (4) months prior to Delivery	In preliminary supplement form at Redelivery, and in final supplement form within ninety (90) days after Redelivery

22	Supplemental Structural Inspection Document (SSID)	n/a	In final supplement form at Redelivery

*	Date of Delivery by Customer for the first Firm Aircraft shall be “as soon as possible”.

1.1	All documentation must be the last revision thereof, and, if available, in CD format. The WDM must also be provided in hard copy. If Customer is unable to provide any of the above, Supplier will endeavour to procure such items on behalf of Customer at Customer’s expense and any delay in the performance of the Conversion Services shall be deemed to be an Excusable Delay.

1.2	To the extent Customer is unable to supply the most current and up to date versions and/or is unable to supply all the necessary work cards, such omissions shall be treated by Supplier as a Customer Variation under which Supplier will advise Customer of any impact on the Scheduled Redelivery Date and the cost, if any, associated therewith.

CAM Conversion Agreement

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1.3	Customer shall deliver to Supplier, not less than fourteen (14) days prior to Delivery, a signed declaration from Customer’s Director of Quality Control, or equivalent, certifying that:

(i)	all documentation to be provided by Customer for the Conversion for each Contract Aircraft are the most current and updated versions thereof; and

(ii)	such documentation includes, without limitation, all of the necessary work cards for such Conversion.

CUSTOMER-FURNISHED EQUIPMENT

All Customer Furnished Equipment must be supplied in serviceable condition, ready for installation and suitable for an Aircraft’s configuration, with proper regulatory documentation.

Supplier shall provide Customer with all necessary information in sufficient time of the relevant date of delivery below, to enable Customer to comply with the date of delivery of such CFE.

No.	DESCRIPTION	DATE OF DELIVERY

1	The Contract Aircraft	Two (2) Business Days prior to Scheduled Delivery Date

2	AD and SB kits (for Extra Work)	Customer will attempt to deliver thirty (30) days prior to Scheduled Delivery Date, but not later than Schedule Delivery Date

3	Emergency equipment, as per Specification	One (1) month after Delivery, if not installed on the Contract Aircraft

4	Paint materials	Thirty (30) days prior to painting the Contract Aircraft, other than paint for flight controls which require removal for balancing after painting which shall be provided at aircraft delivery.

5	CLS	45 days after Delivery

6	Insulation Blankets	Delivery

1.4	M&B and/or Supplier shall notify and agree with Customer any specifications which M&B and/or Supplier may reasonable require in respect of any Customer Furnished Equipment.

CAM Conversion Agreement

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Schedule 4

Supplier Furnished Equipment and Options

ITEM	SFE	Price (US$)

1	Paint material, logo templates (if furnished by Supplier)

2	Paint stripper materials

3	Emergency Equipment (if furnished by Supplier)

4	AD/SB kits to be implemented during the conversion (if furnished by Supplier)

5	Manuals Supplements in electronic format.

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Schedule 5

Form of Certificate of Delivery

CERTIFICATE OF DELIVERY

relating to Conversion Agreement between

Cargo Aircraft Management, Inc. (“Customer”), M&B CONVERSIONS

and

Israel Aerospace Industries Limited as Supplier.

CUSTOMER:

DATE:

Work Order No:

AIRCRAFT	Model:	Reg No:

MSN:

ENGINES	Model:

Type:

Engine Serial Number	(1)

(2)

MTOW:	MLW:	MZFW:

Receipt is hereby acknowledged of the above registered aircraft at the Designated Site on                                  at                      am / pm. Customer herewith certifies that this aircraft has been maintained to an approved maintenance schedule and that all work notified meets the requirements of the approved maintenance schedule and all inbound defects have been transferred to aircraft technical log.

Fuel on board upon Delivery kgs/lbs.

Loose equipment on board -	as per Form [—]

Exterior damage -	as per Form [—]

Documentation on board -	as per Form [—]

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DEFECTS AGREED EXISTING UPON CONTRACT AIRCRAFT DELIVERY

1

2

3

4

5

Description of Component

1	All Seats

2	Galleys

3	Lavatories

4	Closets

5	Partitions

6	Carpets and liners

7	Curtains

8	PSU’s Assembly

9	Overhead Bins

10	Side Wall Panels

11	Ceiling Panels

12	Dado Panels

13	Emergency Equipment

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Description of Component

14	Entertainment Components

15	Interphone System

16	Cabin Light

17	Passenger Signs

18	Emergency Lights Packs

19	Cabin Smoke Detection Equipment

20	Heating & Cooling Equipment

All above information has been noted and agreed.

Furthermore, Customer herewith certifies all payments to be made upon Delivery of the Contract Aircraft have been made in full.

For and on Behalf of	For and on Behalf of	For and on Behalf of

Customer:	M&B:	Israel Aerospace Industries Limited, Bedek Aviation Group:

Name:	Name:	Name:

Sign:	Sign:	Sign:

Title:	Title:	Title:

Date:	Date:	Date:

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Schedule 6

Form of Certificate of Redelivery

CERTIFICATE OF REDELIVERY

relating to Aircraft Conversion Agreement between

Cargo Aircraft Management, Inc. (“Customer”), M&B CONVERSIONS

and

Israel Aerospace Industries Limited as Supplier.

CUSTOMER:

DATE:

Work Order No:

AIRCRAFT	Model:		Reg No:

MSN:

ENGINES	Model:

Type:

Engine Serial Number	(1)

(2)

MTOW:		MLW:		MZFW:

Redelivery is hereby accepted of the above registered aircraft at the Designated Site                      on                      at am / pm. Israel Aerospace Industries Limited, Bedek Aviation Group herewith certifies that all work covered in the Specification as at                              has been carried out in accordance with the defined work scope less any items noted in the Technical Log

Fuel on board upon Redelivery kgs/lbs.

Conversion	- as per Form [—]

Loose equipment on board	- as per Form [—]

Exterior damage	- as per Form [—]

Documentation on board	- as per Form [—]

Note: if any carried forward items, separate list of these to be attached to this form with details of when they are scheduled to be fixed, who bears the cost and what the cost is.

CAM Conversion Agreement

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All above information has been noted and agreed.

For and on Behalf of	For and on Behalf of	For and on Behalf of

Customer:	M&B:	Israel Aerospace Industries Limited, Bedek Aviation Group:

Name:	Name:	Name:

Sign:	Sign:	Sign:

Title:	Title:	Title:

Date:	Date:	Date:

CAM Conversion Agreement

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Schedule 7

Prices and Payment Terms

SECTION 1 PRICE AND TERMS OF PAYMENT

1.1	Conversion Price

Aircraft	Basic Conversion Price	Weight Upgrade	Price Adjustment*	Total

1.	[*]	[*]	[*]	[*]

2.	[*]	[*]	[*]	[*]

3.	[*]	[*]	[*]	[*]

4.	[*]	[*]	[*]	[*]

5.	[*]		[*]	[*]

6.	[*]		[*]	[*]

7.	[*]		[*]	[*]

8.	[*]		[*]	[*]

9.	[*]		[*]	[*]

10.	[*]		[*]	[*]

*	[*]

The Conversion Price shall include the services in relation to the Conversion Services detailed at Clause 4.2.

(a)	After Sales Support Services where excluded from the Conversion Price as detailed in Clause 14.2.

1.2	Terms of Payment

Customer undertakes to pay:

(a)	the Conversion Price and Fixed price Maintenance (if any) for each Firm Order Aircraft and Option Aircraft, in accordance with the following Conversion Payments, in relation to relevant criteria for payment detailed in respect of each Conversion Payment below, as escalated in accordance with Section 4 below.

CAM Conversion Agreement

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Conversion and Fixed-Price Maintenance Payment	Criteria for Payments

[*]

[*]	[*]

[*]

[*]	[*]

(b)	If Customer requires After Sales Support Services excluded under Clause 14, the prices detailed therein, as escalated in accordance with Section 4 below; and

(c)	Supplier’s price for the provision of flight crew is US$ [*] per Pre-Acceptance Flight, plus flight insurance.

1.3	EXTRA WORK RATES AND TERMS OF PAYMENT

Customer undertakes to pay the following rates in respect of Extra Work in relation to Services, as escalated in accordance with Section 4 below:

(a)	For labour performed by Supplier in relation to:

(i)	engineering work	US$[*] per hour

(ii)	maintenance work related to Conversion	US$[*] per hour

(iii)	DER services	[*]

(b)	For Insulation Blanket installation as detailed in Clause 4.3(g) - US$[*]

(c)	For vendor parts, materials and kits supplied by Supplier:

[*]

(c)	For vendor parts, materials and kits supplied by the Customer: [*] per item handling charge.

(d)	[*]

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(e)	For sub-contracted work:

[*]

In respect of all Extra Work, Customer shall make the following payments:

[*]

SECTION 2 [*]

SECTION 3 FINAL ACCOUNT

3.1	No later than ninety (90) days following Redelivery of a Contract Aircraft, M&B shall compile a final account of all sums due to M&B under the Agreement. In the event that there are amounts due to either Party as a result of such final account, the other Party shall make payment of such sums within seven (7) Business Days of issuance of the appropriate invoice or credit note, as the case may be.

SECTION 4 PRICE ADJUSTMENT FORMULA

All payments, prices and rates payable by Customer under this Agreement are expressed in 1 January 2010 U.S. dollars and shall be increased (i) during the first five (5) years of the Term of this Agreement by [*] on each January 1, beginning January 1, 2011, and (ii) on each January 1, beginning January 1, 2016, and till the end of the Term of this Agreement, at M&B’s option, either by [*] or in accordance with the following escalation formula:

[*]

CAM Conversion Agreement

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Schedule 8

Warranty

SECTION 1 SCOPE OF WARRANTY

In relation to any goods or services provided by Supplier in relation to the Services or any Extra Work provided in connection with this Agreement (such Services and such Extra Work, the “Warranty Services”) where the goods or services do not comply with the details of the Specification or are not fit for their intended purpose, whether in consequence of faulty design, faulty materials, bad workmanship, negligence or any other reason attributable to Supplier or its employees, contractors or sub-contractors or suppliers or the employees, contractors, subcontractors or suppliers of any of them, it shall constitute a defect (“Defect”) and “Defective” shall be construed accordingly.

Subject to the provisions of paragraphs 4 and 5 below, Supplier warrants to Customer (this “Warranty”) that:

1.1	Upon Redelivery by Supplier, a Contract Aircraft shall qualify for, without further work, and Supplier shall cause to be issued by the Civil Aviation Authorities, an Airworthiness Certificate as a freighter aircraft in accordance with Customer’s designated configuration and Specification (as amended by prior written agreement of the Parties); and

1.2	Warranty Services performed by Supplier on a Contract Aircraft or part, accessory, equipment or component installed on a Contract Aircraft shall conform to the Specification; and

1.3	The Warranty Services shall be free from:

(a)	Defects in workmanship (including selection of materials and process of manufacturing by Supplier, its contractors, subcontractors and suppliers, and installation) for a period of [*] (but only [*] in respect of the Paint Services, if any and Components) after Redelivery of such Contract Aircraft to Customer; and

(b)	design Defects only with respect to the Conversion Services performed on a Contract Aircraft structure specifically designed by Supplier, its contractors or subcontractors for the service life of such Contract Aircraft.;

(c)	without limiting 1.3(b) above, Defects with respect to the Conversion Services performed on an Contract Aircraft structure and any other items specifically designed by Supplier, its contractors or subcontractors for a period of [*] after Redelivery of such Contract Aircraft to Customer; and

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(d)	Defects with respect to any Warranty Services, other than Conversion Services performed on a Contract Aircraft structure, inclusive of the accessories, equipment, parts or components installed on a Contract Aircraft, for the first to occur of (i) [*] following Redelivery of such Contract Aircraft to Customer; or (ii) the next scheduled maintenance check covering such Warranty Services.

Each of the periods of Warranty applicability referred to in paragraphs 1.3(a) to 1.3(c) above are defined as a “Warranty Period”.

1.4	It is understood that, if Supplier is able, using its reasonable endeavours, to assign an applicable OEM warranty to Customer with respect to an accessory, equipment, part or component that is at least equal in scope and benefit to this Warranty (an “OEM Warranty”) and such OEM Warranty is assigned to Customer, then Customer shall pursue its warranty rights under such OEM Warranty in addition to pursuing its rights under this Warranty, and any compensation or relief provided to Customer under that OEM Warranty shall reduce Supplier’s obligations under this Warranty.

SECTION 2 WARRANTY WORK

2.1	Supplier undertakes to complete, at its cost and expense, with respect to any Defect reasonably demonstrated to be a Defect covered by this Warranty and with respect to which Supplier has received notice from Customer at any time during the applicable Warranty Period, any repairs, replacements or corrections required by exercise of this Warranty by Customer (including engineering design, preparation of parts, materials and kits required and the installation thereof) or which is required by the Civil Aviation Authorities or otherwise relating to the Warranty Services (“Warranty Work”).

2.2	Customer may request that Warranty Work be conducted at another repair facility approved in writing in advance by Supplier (an “Alternative Repair Facility”). Supplier shall respond promptly, and in any event within three (3) Business Days, to any request by Customer to conduct Warranty Work at an Alternative Repair Facility. Upon written request by Customer, Supplier shall promptly deliver, at its cost and expense, to the designated Alternative Repair Facility, all material necessary to correct any Defect related to the Warranty Services in accordance with this Agreement and any applicable Civil Aviation Authority requirements, within the time period allocated by the Civil Aviation Authority, if and as applicable, and pay for all labour and redelivery charges.

2.3	If Supplier shall not approve of such other repair facility, it may send a field team to the location of a Contract Aircraft to perform Warranty Work at no cost to Customer.

2.4	Supplier may send appropriate representatives to supervise all Warranty Work performed at the cost and expense of Supplier.

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

2.5	In performing its obligations under this Warranty, Supplier shall, in all events, use its best commercial efforts to perform or to secure the performance of Warranty Work (including any replacements of Defective accessories, equipment, parts or components as permitted under Section 3 below) as promptly as reasonably possible and with the least reasonable disruption to Customer’s (or its lessee’s or Aircraft Operator’s) operations. Without limiting the foregoing, Supplier shall commence work, or cause work to be commenced, to repair or replace any Defect within twenty-four (24) hours following either Supplier’s acceptance of the relevant claim as a Valid Warranty Claim or a Third Party Expert Warranty Determination that the relevant claim is a Valid Warranty Claim. In addition, at the request of Customer and with the consent of Supplier, which shall not be unreasonably withheld, Supplier will commence work, or cause work to be commenced, to repair or replace any Defect prior to the acceptance or determination of the relevant claim as a Valid Warranty Claim, provided that the reasonable cost of such work shall be reimbursed by Customer to Supplier if the claim is ultimately determined not to be a Valid Warranty Claim.

SECTION 3 WARRANTY WORK FOR OTHER SERVICES

3.1	During the Warranty Periods at paragraph 1.3(a) to 1.3(d) Supplier undertakes at Supplier’s option, either to repair such Defect in the accessory, equipment, part or component in which the Defect appears, or, to replace such accessory, equipment, part or component with a similar item free from Defects.

SECTION 4 WARRANTY WORK AT SUPPLIER’S EXPENSE

4.1	All Warranty Work shall be performed by Supplier at its expense, and with reasonable care and skill.

4.2	The freight charge for the return shipment by Customer to Supplier of items and the reasonable ferry costs of Aircraft, in which there is a Defect which is the subject of Warranty Work shall be at Customer’s expense; provided that, if it is confirmed prior to the shipment that there is a Defect in such items, Supplier shall pay such charges and costs, and, if it is confirmed after the shipment that there is such a Defect, Supplier shall reimburse to Customer the charges and costs promptly upon Supplier’s receipt of an invoice from Customer. All Warranty Work shall be performed by Supplier or an Alternative Repair Facility at Supplier’s expense at the Supplier Site or an Alternative Repair Facility, and Customer shall at Supplier’s option either:

(a)	return to Supplier, at the Supplier Site, a Contract Aircraft and/or the accessory, equipment, part or component (as the case may be); or

CAM Conversion Agreement

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(b)	have the accessory, equipment, part or component repaired and installed or a replacement accessory, equipment, part or component supplied by Supplier installed at an Alternative Repair Facility;

provided, however, in the event any Warranty claim made by Customer under this Warranty is determined not to be a Valid Warranty claim (as defined in paragraph 9.5(a)) whether such determination is made by the Parties or the Third Party Expert (as defined in paragraph 9.4(a)(i)) or Supplier (and accepted by Customer without submission to a Third Party Expert) (in which case Supplier shall have provided to Customer written substantiation of its findings), all the direct costs associated therewith, including, but not limited to, freight, insurance and testing, shall be borne by Customer.

4.3	If a Warranty claim by Customer hereunder is determined to be a Valid Warranty Claim, Supplier shall be responsible for the freight charge for the return shipment of items and the reasonable return ferry costs of Aircraft, in which there is a Defect which is the subject of Warranty Work (or of any replacements therefor) from Supplier or an Alternative Repair Facility to Customer, and Supplier shall bear all risks of such shipment of items (but not the risks with respect to the ferry of an Aircraft). If a Warranty claim is determined not to be a Valid Warranty Claim, Customer shall be responsible for all such freight charges and ferry costs, and for all risks of such shipment or ferry.

SECTION 5 CUSTOMER-FURNISHED EQUIPMENT EXCLUDED

5.1	This Warranty only applies to Defects in Customer-Furnished Equipment, to the extent that Supplier warrants that the workmanship incorporated in the installation of Customer-Furnished Equipment shall be free of Defects.

5.2	Supplier shall assist Customer in enforcing any rights which Customer may have against any manufacturer of any such Customer-Furnished Equipment under any warranty obtained for Customer as aforesaid.

SECTION 6 LIMITATIONS AND EXCLUSIONS

6.1	Supplier shall have no liability under this Schedule 8 in respect of any Defect:

(a)	which results from any negligent act or omission of Customer, including, but not limited to, any failure to operate, maintain or store a Contract Aircraft in accordance with governmental regulations, manufacturer’s instructions, Supplier’s reasonable instructions, or other applicable instructions;

(b)	which is attributable to or constitutes normal wear and tear;

CAM Conversion Agreement

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(c)	which results from a Contract Aircraft or any Supplier part, systems part or vendor part having been repaired, altered or modified after Redelivery except by Supplier or in a manner approved by Supplier, each approval not to be unreasonable withheld;

(d)	which results from a Contract Aircraft or any Supplier part, systems part or vendor part having been operated in a damaged state, except where such Defect occurs in flight or where such operation of the Contract Aircraft is carried out under approved instructions for the purpose of returning the Contract Aircraft or any Supplier part for repair; or

(e)	which results from F.O.D., misuse, or accident.

6.2	Supplier shall have no liability under this Schedule 8 in respect of any Supplier part, systems part or vendor part from which the trademark, name part or serial number or other identification numbers have been removed or defaced as a result of an act or omission by Customer.

6.3	Notwithstanding any provisions to the contrary contained in this Agreement, Supplier shall have no obligation to Customer in respect of this Warranty in relation to a Contract Aircraft, if any sum is due and outstanding by Customer under this Agreement beyond any applicable notice period, provided that this provision shall only have effect for the period during which any such sum is due and outstanding and is not being withheld pursuant to a bona fide dispute and Customer shall have the full benefit of the provisions of this Warranty upon payment of all such sums.

SECTION 7 WAIVER

7.1	THIS WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE), OF ANY NATURE WHATSOEVER, WHETHER ARISING IN CONTRACT, TORT OR NEGLIGENCE OF ANY DEGREE, STRICT LIABILITY OR OTHERWISE, AND CUSTOMER HEREBY WAIVES ALL OTHER RIGHTS, OBLIGATIONS AND/OR WARRANTIES AND ASSUMES ALL RISKS AND LIABILITIES IN RESPECT THEREOF.

7.2	Except as provided in paragraph 7.1 above or elsewhere in this Schedule 8, the extent of Supplier’s liability under this Warranty shall not exceed the cost of repairing or replacing any Defective part/s or Warranty Services or correcting any design Defect and the cost of shipping any parts or equipment to and from the location of such repair, replacement or correction.

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

SECTION 8 TITLE TO PARTS

8.1	All accessories, equipment, parts or components provided by Supplier hereunder shall become part of a Contract Aircraft and shall become the property of Customer upon full payment as required under Clause 11 (Prices and Terms of Payment).

8.2	Supplier shall transfer to Customer good title to all such accessories, equipment, parts and components, and shall return each Contract Aircraft to Customer upon Redelivery, free and clear of all liens, claims or rights of any other Persons, other than Persons claiming through Customer.

SECTION 9 PROCEDURE FOR DETERMINING A VALID WARRANTY CLAIM

9.1	Notice of Claim

(a)	If Customer discovers, or learns of, any alleged Defect which Customer believes gives rise to a Warranty claim (other than a claim related to patent, copyright or trademark infringement under the IP Indemnity) (a “Warranty Claim”), Customer shall give written notice to Supplier of such claim (“Warranty Notice”);

(b)	The Warranty Notice shall include:

(i)	a description of the Warranty Claim in reasonable detail; and

(ii)	a description of Customer’s assessment of the Warranty Work which must be performed to remedy the Warranty Claim.

9.2	Claim Acceptance and Rejection

Supplier shall, within fifteen (15) Business Days after receipt of both (i) a Warranty Notice; and (ii) the materials that are the subject of such Warranty Notice (the “Warranty Notice Period”) (which materials will be deemed received by Supplier for this purpose if shipped or ferried to an Alternative Repair Facility permitted under the provisions of this Schedule 8), inspect the materials or workmanship which are the subject of the Warranty Notice and give notice to Customer of the Warranty Claims included in the Warranty Notice which Supplier accepts (“Accepted Warranty Claims”) and the Warranty Claims included in the Warranty Notice which Supplier disputes (“Disputed Warranty Claims”) (together the “Supplier Warranty Response”).

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

9.3	Third Party Expert Determination

(a)	Supplier and Customer shall make reasonable efforts to resolve any Disputed Warranty Claims.

(b)	If Supplier and Customer are not able to resolve any Warranty Claims by agreement and withdrawal of such Warranty Claims, Customer and Supplier shall, within fifteen (15) Business Days after receipt by Supplier of the Warranty Notice, instruct the Third Party Expert, as defined at paragraph 9.4(a)(i) below, to conduct an inspection of the affected Aircraft, parts, or documentation provided by Customer to Supplier which is all of the workmanship which is the subject of the Disputed Warranty Claim (the “Expert Inspection”).

(c)	Customer and Supplier shall have the right to be present at the Expert Inspection and to present, at or before the Expert Inspection, their written positions concerning the Disputed Warranty Claims.

(d)	If Customer’s assessment of the Warranty Work consists solely of line maintenance, then Customer may have the Defect repaired at an Alternative Repair Facility prior to the Third Party Expert’s inspection, provided that Customer provides reasonable documentation to Supplier of the Warranty Work. Supplier shall not be obliged to pay the costs and expenses of repairs under this paragraph 9.3(d) unless the Warranty Claim is found to be a Valid Warranty Claim, as defined at paragraph 9.5(a), by agreement of Customer and Supplier or the Third Party Expert, as applicable.

(e)	As soon as possible after the Expert Inspection, the Third Party Expert shall deliver to Customer and Supplier the Third Party Expert’s written determination of whether or not the Disputed Warranty Claims are Valid Warranty Claims (a “Third Party Expert Warranty Determination”). The Third Party Expert Warranty Determination shall be binding on Customer and Supplier.

9.4	Selection of Third Party Expert

(a)	The Third Party Expert shall be selected as follows:

(i)	Not less than three (3) Business Days prior to the date set forth in Clause 9.3(b) of this Schedule 8, Customer and Supplier shall mutually and reasonably agree on the appointment of a single Person, qualified in the aircraft discipline relevant to the Disputed Warranty Claim, to act as a third party expert to make the required determination (a “Third Party Expert”), whereupon Supplier shall obtain the acceptance of the appointment by the Third Party Expert as soon as practicable and give notice of such Third Party Expert acceptance to Customer (an “Acceptance Notice”).

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(ii)	If the Third Party Expert does not accept the appointment within two (2) Business Days, Customer and Supplier shall mutually and reasonably agree on another Third Party Expert to make the required determination; and Supplier shall obtain such other party’s acceptance and notify Customer of the acceptance, in accordance with the procedure at 9.4(a)(i).

9.5	Assessment of Third Party Expert Expenses

(a)	Any warranty claims which are Accepted Warranty Claims or which are determined to be Valid Warranty Claims in a Third Party Expert Warranty Determination shall be valid Warranty Claims for purposes of this Schedule 8 (a “Valid Warranty Claim”).

(b)	If the Third Party Expert determines that all of the Disputed Warranty Claims submitted to the Third Party Expert for a validity determination are Valid Warranty Claims, then Supplier shall bear the expense of the Third Party Expert.

(c)	If the Third Party Expert determines that all of the Disputed Warranty Claims submitted to the Third Party Expert for a validity determination are not Valid Warranty Claims, then Customer shall bear the expense of the Third Party Expert.

(d)	If the Third Party Expert determines that some of the Disputed Warranty Claims submitted to the Third Party Expert are Valid Warranty Claims and some are not, then the expenses of the Third Party Expert shall be apportioned between Supplier and Customer as determined by the Third Party Expert.

SECTION 10 PRIMARY BENEFIT

10.1	The Parties acknowledge that this Warranty shall be for the primary benefit of Customer and lessees (and, any subsequent lessee of a Contract Aircraft upon prior written notice to Supplier of each such lessee).

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Schedule 9

Variation Particulars Form

Form of SUPPLIER VARIATION PARTICULARS FORM

In response to the requisition for incorporation of the Supplier Variation ref: — (details attached).

It is agreed that incorporation of the Supplier Variation will be carried out on the following basis:

i)	Impact on the STC Development Program

To be confirmed by                                          on completion of design work in i) above.

a)	This Supplier Variation, if incorporated, has no impact on the STC Development Program.

or

b)	Incorporation of this Supplier Variation will extend the STC Development Program by … days and the revised STC delivery date will be

ii)	Impact on the Conversion weight

a)	This Supplier Variation, if incorporated, has no impact on the Conversion Weight Change

or	To be advised by on completion of design work in i) above.

b)	The effect on the Conversion Weight Change is : [ ] lbs

iv)	Any other consequences Yes or No if yes, please described

                                                             (use separate sheet if necessary)

iii)	CUSTOMER Approval

a)	Required

or

b)	Not Required [ever not required? Mandatory change?]

CAM Conversion Agreement

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[Add Customer]

Issued by Supplier	Approved by CUSTOMER (if required)
For and on behalf of Supplier Date	For and on behalf of CUSTOMER Date [add Customer]

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

CUSTOMER VARIATION PARTICULARS FORM

In response to the requisition for incorporation of Customer Variation ref: — (details attached). It is agreed that incorporation of the Customer Variation will be carried out on the following basis:

i)	Customer Variation Price [paid by Supplier; may be passed on to Customer][mandatory?]

a)	Not Recurring Price

Labour			Materials	Total
Manhours	Rate	$	$	$

•	Provisional price for design work only, full costings to be provided to the by

b)	Recurring Price

Labour			Materials	Total
Manhours	Rate	$	$	$

ii)	Impact on the STC Development Program

To be confirmed by                                          on completion of design work in i) above.

b)	This Customer Variation, if incorporated, has no impact on the STC Development Programme.

or

b)	Incorporation of this Customer Variation will extend the STC Development Program by days and the revised STC delivery date will be

iii)	Impact on the Conversion weight

b)	This Customer Variation, if incorporated, has no impact on the Conversion weight

or	To be advised by on completion of design work in i) above.

b)	The effect on the Conversion weight is : [ ] lbs

iv)	Any other consequences Yes or No if yes, please described

                                                             (use separate sheet if necessary)

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

v)	Approval

Issued by Supplier	Approved by CUSTOMER
For and on behalf of Supplier Date	For and on behalf of CUSTOMER Date [add Customer]

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Schedule 10

Extra Work Form

Aircraft Reg. No.:	Date:
Add:

Aircraft Serial No.:

NOTE –	This form not to be used for changes to the Specification (a Variation Particulars Form shall be completed to document changes to the Specification).

In accordance with the terms and conditions of that certain Conversion Agreement, dated as of             , [200    ], the following Extra Work is hereby [requested][proposed]:

ADDITIONAL [MANHOURS][DAYS] REQUIRED TO COMPLETE EXTRA WORK DETAILED ABOVE:

SCHEDULED COMPLETION DATE:

CONFIRM NO IMPACT ON OEW OR, IF IMPACT DESCRIBE THE IMPACT:

Approved and Authorised by:

[Customer Representative]

Approved and Accepted by:

[Supplier Representative]

CAM Conversion Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Schedule 11

Aircraft Status Report

Key Dates	Date Required Performance	Actual Date Performance		Pacing Items for Next Aircraft Status Report
Aircraft Arrival On site:				1
Induction Date:				2
Contract Completion Date:				3
Current Projected Completion:				4
Not to Exceed Date:				5
Plug (Needed vs. Actual)
Door (Needed vs. Actual)
Key Metrics	This Week	Last Week	Trend	Accomplishments for this Aircraft Status Report
% Buffer Consumed				1
% Progress on the Longest Chain				2
Projected Delivery Date				3
Logistics: Parts Shortages				4
				5
Logistics: Parts shortages w/o date				6
Project Cycle Time				Slippages this Week
Routine Cards Open
Routine Cards Closed
Non-Routine Cards Open
Non-Routine Cards Closed
RFTA’s
REA’s